                                                                   EXHIBIT 10.28


                     ____________________________________

                         AGREEMENT AND PLAN OF MERGER

                     ____________________________________

                                 By and Among

         QDSP HOLDINGS, INC., a Delaware corporation (the "Company"),

       CITY TRUCK HOLDINGS, INC., a Delaware corporation (the "Parent"),

                                      and

       FLEETPRIDE ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of the Parent ("Acquisition Sub")


                         Dated as of September 3, 1999

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

                                                                                 Page
                                                                                 ----
I.    CLOSING..................................................................     1

II.   THE MERGER...............................................................     2

      2.1   Board of Directors' and Stockholders' Approval.....................     2
      2.2   The Merger.........................................................     2
      2.3   Consummation and Effects of the Merger.............................     2
      2.4   Certificate of Incorporation; Bylaws; Directors and Officers
            of the Surviving Corporation.......................................     2
      2.5   Conversion of Outstanding Capital Stock............................     3
      2.6   Appraisal Rights...................................................     3
      2.7   Exchange of Certificates...........................................     3
      2.8   Options to Purchase Company Common Stock...........................     4

III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................     5

      3.1   Corporate Status...................................................     5
      3.2   Capitalization.....................................................     5
      3.3   Authority..........................................................     6
      3.4   No Conflict........................................................     6
      3.5   Financial Statements...............................................     7
      3.6   Real Property......................................................     7
      3.7   Assets.............................................................     8
      3.8   Material Contracts.................................................     8
      3.9   Intellectual Property..............................................    10
      3.10  Litigation, Claims and Proceedings.................................    10
      3.11  Environmental Compliance...........................................    10
      3.12  Permits and Licenses...............................................    11
      3.13  Compliance with Law................................................    11
      3.14  Consents...........................................................    11
      3.15  Labor..............................................................    11
      3.16  Employee Benefits..................................................    12
      3.17  Insurance..........................................................    13
      3.18  Intercompany Services..............................................    13
      3.19  Taxes..............................................................    13
      3.20  Undisclosed Liabilities............................................    14
      3.21  Absence of Certain Changes; Conduct in the Ordinary Course.........    14
      3.22  Finder's Fee.......................................................    16
      3.23  Post-Closing Acquisition Payments..................................    16

IV.   REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION SUB........  16

      4.1   Corporate Status..................................................  16
      4.2   Capitalization....................................................  17
      4.3   Authority.........................................................  18
      4.4   No Conflict.......................................................  18
      4.5   Financial Statements..............................................  18
      4.6   Real Property.....................................................  19
      4.7   Assets............................................................  19
      4.8   Material Contracts................................................  20
      4.9   Intellectual Property.............................................  21
      4.10  Litigation, Claims and Proceedings................................  21
      4.11  Environmental Compliance..........................................  21
      4.12  Permits and Licenses..............................................  22
      4.13  Compliance with Law...............................................  22
      4.14  Consents..........................................................  22
      4.15  Labor.............................................................  23
      4.16  Employee Benefits.................................................  24
      4.17  Insurance.........................................................  24
      4.18  Intercompany Services.............................................  24
      4.19  Taxes.............................................................  25
      4.20  Undisclosed Liabilities...........................................  25
      4.21  Absence of Certain Changes; Conduct in the Ordinary Course........  25
      4.22  Finder's Fee......................................................  27
      4.23  Post-Closing Acquisition Payments.................................  27

V.    COVENANTS OF THE COMPANY PENDING CLOSING................................  28

      5.1   Conduct of Business Prior to Closing..............................  28
      5.2   Access to Records and Properties..................................  30
      5.3   No Solicitation or Negotiation....................................  30

VI.   COVENANTS OF THE PARENT PENDING CLOSING.................................  31

      6.1   Conduct of Business Prior to Closing..............................  31
      6.2   Access to Records and Properties..................................  33
      6.3   No Solicitation or Negotiation....................................  33

VII.  ADDITIONAL COVENANTS AND AGREEMENTS.....................................  34

      7.1   Consents..........................................................  34
      7.2   Public Announcements..............................................  35
      7.3   Further Action....................................................  35
      7.4   Indemnity.........................................................  35
      7.5   Amendment to Parent Certificate of Incorporation..................  36
      7.6   Amendment and Restatement of Parent Bylaws........................  36
      7.7   Post-Closing Parent Stock Option Plan.............................  36
      7.8   Parent Management Services Agreement..............................  36

      7.9   Merger Transaction Fees.......................................  36
      7.10  Amended Company Employment Agreements.........................  36
      7.11  Credit Facilities.............................................  36
      7.12  Company Attorneys' Fees and Expenses..........................  37
      7.13  Director and Officer Liability Insurance......................  37
      7.14  Post-Closing Parent Contribution of Company Stock.............  37
                 --------------------------------------------

VIII. CONDITIONS TO OBLIGATIONS OF THE PARENT AND ACQUISITION SUB.........  37

      8.1   Legality of Merger............................................  37
      8.2   Continuation and Truth of Representations and Warranties......  37
      8.3   Fulfillment of Covenants......................................  38
      8.4   Certified Resolutions.........................................  38
      8.5   Documents.....................................................  38
      8.6   Consents and Approvals........................................  38
      8.7   Opinion of Counsel to the Company.............................  38
      8.8   HSR Act Waiting Periods.......................................  38
      8.9   No Company Material Adverse Effect............................  39
      8.10  Termination of Certain Agreements.............................  39
      8.11  Pre-Merger Capital Investment by Aurora Funds.................  39
      8.12  Amended and Restated Parent Stockholders Agreement............  39
      8.13  Resignation of Company Directors and Officers.................  39
      8.14  Election of Company Directors and Officers....................  39
      8.15  Recapitalization Accounting...................................  39
      8.16  Parent Management Services Agreement..........................  39
      8.17  Amended Company Employment Agreements.........................  39
      8.18  Parent Credit Facilities......................................  39
      8.19  Requisite Consents............................................  39
            ------------------

IX.   CONDITIONS TO OBLIGATIONS OF THE COMPANY............................  40

      9.1   Legality of Merger............................................  40
      9.2   Continuation and Truth of Representations and Warranties......  40
      9.3   Fulfillment of Covenants......................................  40
      9.4   Certified Resolutions.........................................  40
      9.5   Documents.....................................................  40
      9.6   Consents and Approvals........................................  41
      9.7   Opinion of Counsel to Parent and Acquisition Sub..............  41
      9.8   HSR Act Waiting Periods.......................................  41
      9.9   No Material Adverse Effect....................................  41
      9.10  Termination of Certain Agreements.............................  41
      9.11  Tax Opinion...................................................  41
      9.12  Pre-Merger Capital Investment by Brentwood Funds..............  42
      9.13  Amended and Restated Parent Stockholders Agreement............  42
      9.14  Election of Parent Directors..................................  42
      9.15  Recapitalization Accounting...................................  42
      9.16  Merger Transaction Fee........................................  42

     9.17   Parent Management Services Agreement..................  42
     9.18   Credit Facilities.....................................  42
     9.19   Company Attorneys' Fees and Expenses..................  42
     9.20   Requisite Consents....................................  42

X.   TERMINATION; EFFECT OF TERMINATION...........................  42

     10.1   Termination...........................................  42
     10.2   Effect of Termination.................................  44

XI.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIABILITY........  44

XII. MISCELLANEOUS................................................  45

     12.1   Assignability.........................................  45
     12.2   Binding Effect........................................  45
     12.3   Notices...............................................  45
     12.4   Counterparts..........................................  46
     12.5   Disclosure Schedule and Exhibits......................  46
     12.6   Governing Law and Forum...............................  46
     12.7   Headings..............................................  46
     12.8   Amendment.............................................  46
     12.9   Entire Agreement......................................  46
     12.10  Waivers...............................................  46
     12.11  Third Party Rights....................................  47
     12.12  Severability..........................................  47
     12.13  Arbitration...........................................  47
     12.14  Knowledge.............................................  48

EXHIBITS

1A   Aurora Subscription Agreement
1B   Brentwood Subscription Agreement
2    Directors and Officers of the Surviving Corporation
3    Conversion of Company Stock and Options
4    Company Financial Statements
5    Parent Financial Statements
6    Certificate of Designation of Series B Preferred Stock of the Parent
7 Certificate of Designation of Series C Special Voting Preferred Stock of the Parent
8 Certificate of Designation of Series D Special Voting Preferred Stock of the Parent
9    Amended and Restated Bylaws
10   Parent Stock Option Plan
11   Parent Management Services Agreement
12   Amended Dunn Employment Agreement
13   Terms of Parent Credit Facility
14   Amended and Restated Parent Stockholders Agreement
15   Parent Directors

                              DISCLOSURE SCHEDULE
                              -------------------


Company Disclosure Schedule
---------------------------

3.1       Corporate Status
3.2       Capitalization
3.3       Authority
3.4       No Conflict
3.6       Real Property
3.7       Assets
3.8       Material Contracts
3.9       Intellectual Property
3.10      Litigation, Claims and Proceedings
3.11      Environmental Compliance
3.12      Permits and Licenses
3.13      Compliance with Law
3.14      Consents
3.15      Labor
3.16      Employee Benefits
3.17      Insurance
3.18      Intercompany Services
3.19      Taxes
3.20      Undisclosed Liabilities
3.21      Absence of Certain Changes; Conduct in the Ordinary Course
3.22      Finder's Fee
3.23      Post-Closing Acquisition Payments

Parent and Acquisition Sub Disclosure Schedule
----------------------------------------------

4.1       Corporate Status
4.2       Capitalization
4.3       Authority
4.4       No Conflict
4.6       Real Property
4.7       Assets
4.8       Material Contracts
4.9       Intellectual Property
4.10      Litigation, Claims and Proceedings
4.11      Environmental Compliance
4.12      Permits and Licenses
4.13      Compliance with Law
4.14      Consents
4.15      Labor
4.16      Employee Benefits

4.17      Insurance
4.18      Intercompany Services
4.19      Taxes
4.20      Undisclosed Liabilities
4.21      Absence of Certain Changes; Conduct in the Ordinary Course
4.22      Finder's Fee
4.23      Post-Closing Acquisition Payments

                                  DEFINITIONS
                                  -----------

As used in this Agreement, the following terms shall have the following meanings:

"Acquisition Sub Common Stock" means Acquisition Sub's Common Stock, $.01 par value per share.

"Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. With respect to the Company and the Subsidiaries, Affiliates of the Company and its Subsidiaries shall mean its and their Affiliates prior to the Effective Time.

"Agreement" means this Agreement and Plan of Merger, dated as of September 3, 1999, by and among the Company, the Parent and Acquisition Sub (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions set forth in Section 12.8.

"Aurora Affiliate Optionees" means John E. Anderson, Robert Anderson, Lodwrick Cook, Dale F. Frey, James Hodgson, Marc A. Kramer, Simon Ramo, Eric A. Shuey and William A. Smith.

"Aurora Funds" means Aurora Equity Partners II, L.P., Aurora Overseas Equity Partners II, L.P and Quality Distribution Equity Partners, L.P.

"Aurora Funds Affiliate" means Aurora Management Partners, LLC.

"Benefit Arrangement" means any material benefit arrangement covering any current or former stockholder, officer, director, employee, consultant or agent of a Party or any of its Subsidiaries and the beneficiaries of any of them, that is not an Employee Benefit Plan, including, without limitation, (a) each employment or consulting agreement, (b) each arrangement providing for insurance coverage or workers' compensation benefits, (c) each incentive bonus or deferred bonus arrangement, (d) each arrangement providing termination allowance, severance, continuation pay, indemnification or similar benefits, (e) each equity compensation plan, (f) each deferred compensation plan and (g) each compensation policy and practice maintained by such Party or any of its Subsidiaries.

"Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement.

"Brentwood Funds" means BABF City Corp. and HDA Partners I, L.P.

"Brentwood Funds Affiliate" means Brentwood Private Equity Management LLC.

"Business" means the distribution of after-market heavy-duty truck parts and ancillary services.

                                Definitions - i
                                ---------------

"Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

"Certificate of Merger" means the certificate of merger or certificate of ownership or certificate of ownership and merger to be filed with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company Benefit Plan" means a Benefit Plan of the Company or any of the Company Subsidiaries.

"Company Business" means the Business as conducted by the Company and the Company Subsidiaries.

"Company Common Stock" means the Company's Common Stock, $.01 par value per share.

"Company Employee Benefit Plan" means an Employee Benefit Plan of the Company or any of the Company Subsidiaries.

"Company Employee Pension Benefit Plan" means an Employee Pension Benefit Plan of the Company or any of the Company Subsidiaries.

"Company Intellectual Property" means Intellectual Property of the Company or any of the Company Subsidiaries.

"Company Leased Real Property" means Leased Real Property of the Company or any of the Company Subsidiaries.

"Company Material Adverse Effect" means a Material Adverse Effect with respect to the Company and the Company Subsidiaries taken as a whole.

"Company Owned Real Property" means Owned Real Property of the Company or any of the Company Subsidiaries.

"Company Preferred Stock" means the Company's Redeemable Exchangeable Cumulative Preferred Stock.

"Company Real Property" means, collectively, Company Owned Real Property and Company Leased Real Property.

"Company Securityholders Agreement" means that certain Securityholders Agreement dated as of July 31, 1998, among the Company and certain of its securityholders, as amended from time to time.

"Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

                               Definitions - ii
                               ----------------

"Company Stock Option Plan" means the Company's 1998 Stock Incentive Plan, as amended from time to time.

"Company Subsidiaries" means Subsidiaries of the Company.

"Confidentiality Agreement" means the letter agreement dated as of ________________, 1999, between the Company and the Parent.

"Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

"DGCL" means the Delaware General Corporation Law as in effect at the Closing Date.

"Disclosure Schedule" means the Disclosure Schedule agreed to by the Parties and incorporated as a part of this Agreement.

"Employee Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by a Party or any of its Subsidiaries covering employees or former employees of such Party or any of its Subsidiaries.

"Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA.

"Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than restrictions imposed by securities laws.

"Environmental Laws" means all applicable Laws in effect as of the Closing Date, relating to Hazardous Substances, or the environment, including without limitation, the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Clean Air Act, the Water Pollution Control Act, the Safe Drinking Water Act, and the Toxic Substances Control Act ("TSCA").

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"GAAP" means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the specified periods.

"Governmental Authority" means any United States federal, state or local governmental, regulatory or administrative agency or any court.

                               Definitions - iii
                               -----------------

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Hazardous Substance" means any substance or material: (i) the presence of which requires investigation or remediation under any applicable Law; or (ii) that is defined as a "hazardous waste" or "hazardous substance" under any applicable Law.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

"Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations (contingent or otherwise) of such Person for the deferred purchase price of assets, property or services other than trade payables incurred in the ordinary course of business, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property ), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and
(h) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, in each case together with all accrued interest and accrued fees thereon.

"Intellectual Property" means all national and multinational patent applications and patents and statutory invention registrations, trademarks, trade names, trade dress, logos and copyrights, including common law rights and all national and multinational registrations and applications; computer software and related source codes, specifications and data; and trade secrets and confidential technical and business information including inventions, whether reduced to practice or not and whether patentable or not, manufacturing and production processes and techniques, research and development information, drawings, specifications and customer and supplier lists.

"IRS" means the Internal Revenue Service of the United States.

                               Definitions - iv
                               ----------------

"Law" means any federal, state, local or foreign statute or regulation.

"Leased Real Property" means the real property leased by a Party or any of its Subsidiaries, as tenant, together with, to the extent leased by such Party or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of such Party or any of its Subsidiaries attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

"Liabilities" means any and all debts, liabilities, and damages, including those arising under any Law Action or Governmental Order and those arising under any contract.

"Material Adverse Effect" means any circumstance, change in, or effect on a Party, its business or any of its Subsidiaries that, individually or in the aggregate with any other circumstances, changes in or effects on such Party, its Business or any of its Subsidiaries, is, or could reasonably be expected to be, materially adverse to the business, operations, assets or Liabilities, results of operations or the financial condition of such Party and its Subsidiaries taken as a whole.

"Owned Real Property" means the real property owned by a Party or any of its Subsidiaries, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of such Party or any of its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

"Parent Benefit Plan" means a Benefit Plan of the Parent or any of the Parent Subsidiaries.

"Parent Business" means the Business as conducted by the Parent and the Parent Subsidiaries.

"Parent Common Stock" means the Parent's Common Stock, $.01 par value per share.

"Parent Employee Benefit Plan" means an Employee Benefit Plan of the Parent or any of the Parent Subsidiaries.

"Parent Employee Pension Benefit Plan" means an Employee Pension Benefit Plan of the Parent or any of the Parent Subsidiaries.

"Parent Intellectual Property" means Intellectual Property of the Parent or any of the Parent Subsidiaries.

"Parent Leased Real Property" means Leased Real Property of the Parent or any of the Parent Subsidiaries.

"Parent Material Adverse Effect" means a Material Adverse Effect with respect to the Parent and the Parent Subsidiaries taken as a whole.

"Parent Owned Real Property" means Owned Real Property of the Parent or any of the Parent Subsidiaries.

                                Definitions - v
                                ---------------

"Parent Real Property" means, collectively, Parent Owned Real Property and Parent Leased Real Property.

"Parent Series A Preferred Stock" means the Parent's Series A Preferred Stock, $.01 par value per share.

"Parent Series B Preferred Stock" means the Parent's Series B Preferred Stock, $.01 par value per share.

"Parent Stock" means, collectively, the Parent Common Stock and the Parent Series A Preferred Stock.

"Parent Stockholders Agreement" means that certain Stockholders' Agreement dated as of September 30, 1998, among the Parent and certain of its stockholders, as amended from time to time.

"Parent Subsidiaries" means Subsidiaries of the Parent.

"Party" means a party to this Agreement.

"Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(a) liens for taxes, assessments and governmental charges or levies not yet due and payable for which adequate reserves are maintained on the financial statements of a Party and its Subsidiaries as of the Closing Date; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings (and for which adequate reserves are maintained on the financial statements of such Party and its Subsidiaries as of the Closing Date in conformity with GAAP consistently applied); (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with past practice; and (e) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

"Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

"Real Property" means, collectively, Leased Real Property and Owned Real
Property.

"Specified Company Management Optionees" means Todd A. Dunn and Gregory T.
Wagner.

                               Definitions - vi
                               ----------------

"Subsidiaries" means any and all corporations, partnerships, joint ventures, associations and other entities controlled by a Party directly or indirectly through one or more intermediaries, except inactive corporations or entities having assets of less than $50,000.

"Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority, including without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

Index of Other Defined Terms.  In addition to these terms defined above, the
----------------------------
following terms shall have the respective meanings given thereto in the sections indicated below:

                               Definitions - vii
                               -----------------

Defined Term                                                     Section
------------                                                     -------

AAA                                                              12.13(a)
Acquisition Sub                                                  Preamble
Action                                                           7.4
Amended and Restated Parent Stockholder Agreement                8.13
Amended Company Employment Agreements                            7.10
Aurora D&O Insurance                                             7.14
Aurora Subscription Agreement                                    Recitals
Brentwood D&O Insurance                                          7.14
Brentwood Subscription Agreement                                 Recitals
Closing                                                          1
Closing Date                                                     1
Company                                                          Preamble
Company Annual Statements                                        3.5(a)
Company Assets                                                   3.7
Company Credit Facility                                          7.11(a)
Company Employment Agreements                                    3.15(a)
Company Financial Statements                                     3.5(a)
Company Interim Statements                                       3.5(a)
Company Material Contracts                                       3.8(a)
Company Reference Balance Sheet                                  3.5(a)
Consent Letter                                                   8.19
Consent Solicitation Statement                                   8.19
Disputing Party(-ies)                                            12.13(a)
Dissenting Stockholders                                          2.6
DOJ                                                              7.1(a)
Effective Time                                                   2.3
FTC                                                              7.1(a)
HDA                                                              8.19
Indemnified Individual(s)                                        7.4
Merger                                                           Recitals
Merger Transaction Fee                                           7.9
New Exercise Price                                               2.8(b)(i)
Notes                                                            8.19
Parent                                                           Preamble
Parent Annual Statements                                         4.5(a)
Parent Assets                                                    4.7
Parent Credit Facilities                                         7.11(b)
Parent Employment Agreements                                     4.15(a)
Parent Financial Statements                                      4.5(a)
Parent Interim Statements                                        4.5(a)
Parent Management Services Agreement                             7.8
Parent Material Contracts                                        4.8(a)
Parent Reference Balance Sheet                                   4.5(a)
Proposed Amendment                                               8.19
Requisite Consents                                               8.19
Surviving Corporation                                            2.2

                              Definitions - viii
                              ------------------

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER is made this 3rd day of September 1999 by and among QDSP Holdings, Inc., a Delaware corporation (the "Company"), City
                                                            -------
Truck Holdings, Inc., a Delaware corporation (the "Parent"), and Fleetpride
                                                   ------
Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent ("Acquisition Sub").
             ---------------

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Parent has formed Acquisition Sub for the purposes of merging with and into the Company (the "Merger") and acquiring the Company as a wholly-
                                ------
owned subsidiary; and

     WHEREAS, the Boards of Directors of the Parent, Acquisition Sub and the Company, and the Parent as the sole stockholder of Acquisition Sub, have each approved the terms of the Merger; and

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to the Parent to enter into this Agreement, the Aurora Funds have entered into a Subscription Agreement with the Parent, which is attached hereto as Exhibit 1A (the "Aurora Subscription Agreement"), pursuant to which the
                    -----------------------------
Aurora Funds shall purchase shares of Parent Common Stock and Parent Series B Preferred Stock, and shall purchase one share of Parent Series C Special Voting Preferred Stock, at the Closing (as hereinafter defined); and

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, the Brentwood Funds have entered into a Subscription Agreement with the Parent, which is attached hereto as Exhibit 1B (the "Brentwood Subscription Agreement"), pursuant to which the
                    --------------------------------
Brentwood Funds shall purchase additional shares of Parent Common Stock and shares of Parent Series B Preferred Stock, and shall purchase one share of Parent Series D Special Voting Preferred Stock, at the Closing;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parent, Acquisition Sub and the Company hereby agree as follows:

                                 I.  CLOSING.
                                     -------

     Upon the terms and subject to the conditions of this Agreement, the Closing of the transactions contemplated under this Agreement (the "Closing") shall take
                                                            -------
place at the offices of Jones, Day, Reavis & Pogue, 555 West Fifth Street, Suite 4600, Los Angeles, California, effective at the commencement of business on the second Business Day following the satisfaction or waiver of all other conditions to the obligations of the Parties set forth herein (other than conditions that must be satisfied only at the Closing and as of the Closing Date), or at such other place and on such other date and time as the Parties may mutually agree in writing (the time and date on which the Closing occurs being hereinafter referred to as the "Closing Date").
                    ------------

                               II.  THE MERGER.
                                    ----------

     2.1  Board of Directors' and Stockholders' Approval.  The Parent,
          -----------------------------------------------
Acquisition Sub and the Company shall, to the extent any such action may not have been taken prior to execution and delivery of this Agreement, submit this Agreement and the terms of the Merger to their respective stockholders for approval in accordance with the applicable provisions of the DGCL.

     2.2  The Merger. Subject to the terms and conditions of this Agreement and
          ----------
the Certificate of Merger, and in accordance with the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company pursuant to the Certificate of Merger, with the Company as the surviving corporation (in such capacity, the "Surviving Corporation"), the separate existence of Acquisition
               ---------------------
Sub shall thereupon cease and the Company, as the Surviving Corporation in the Merger, shall continue its corporate existence under the laws of the State of Delaware.

     2.3  Consummation and Effects of the Merger. Pursuant to the DGCL, the
          --------------------------------------
Parties shall cause the Certificate of Merger to be filed with the office of the Secretary of State of the State of Delaware as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Articles VIII and IX. The Merger shall become effective immediately upon the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware in accordance with the DGCL (the date and time of such filing being the "Effective Time"). At the Effective Time, the effects of the Merger shall
     --------------
be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     2.4  Certificate of Incorporation; Bylaws; Directors and Officers of the
          -------------------------------------------------------------------
Surviving Corporation.  (a)  Immediately prior to the Effective Time, a duly
----------------------
authorized and executed certificate of amendment to the certificate of incorporation of Acquisition Sub shall be filed with the office of the Secretary of State of the State of Delaware for the sole purpose of changing the name of Acquisition Sub to "QDSP Holdings, Inc." effective immediately after the Effective Time, and the certificate of incorporation and bylaws of Acquisition Sub as otherwise in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation until duly amended in accordance with their respective terms and the DGCL.

     (b)  Immediately prior to the Effective Time, the persons identified on
Exhibit 3 hereto shall be duly elected as the directors and officers of the Company as set forth opposite their respective names on Exhibit 3 hereto, and the directors and officers of the Company at the Effective Time shall be the directors and officers of the Surviving Corporation until their successors are elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

     2.5  Conversion of Outstanding Capital Stock.  At the Effective Time, by
          ---------------------------------------
virtue of the Merger and without any action on the part of the Parent, Acquisition Sub, the Company or any holder of any of the following securities:

          (a) Each share of Acquisition Sub Common Stock outstanding at the Effective Time shall cease to be outstanding and, after giving effect to
     Section 2.5(b), shall be converted into one share of Company Common Stock.

          (b) Subject to the provisions of Section 2.6: (i) each share of Company Common Stock outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the applicable number of shares (or applicable fraction of a share) of Parent Common Stock, and the applicable number of shares (or applicable fraction of a share) of Parent Series B Preferred Stock, set forth on
     Exhibit 3 hereto, and (ii) each share of Company Preferred Stock outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive the applicable number of shares (or applicable fraction of a share) of Parent Common Stock, and the applicable number of shares (or applicable fraction of a share) of Parent Series B Preferred Stock, set forth on Exhibit 3 hereto or, if the Effective Time shall occur on a date other than either of the dates indicated in Exhibit 3, based on the methodology set forth in Exhibit 3 as it applies to the date on which the Effective Time actually occurs.

     2.6  Appraisal Rights.    Holders of shares of Company Common Stock and
          ----------------
Company Preferred Stock who have complied with all requirements for demanding and perfecting appraisal rights as set forth in Section 262 of the DGCL ("Dissenting Stockholders") are entitled to their rights under such laws. Each
  -----------------------
share of Company Common Stock or Company Preferred Stock, as the case may be, held by Dissenting Stockholders shall not be converted into or represent the right to receive the applicable merger consideration set forth in Section 2.5(b). Dissenting Stockholders shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of
Section 262 of the DGCL. Each share of Company Common Stock or Company Preferred Stock, as the case may be, held by holders who shall have failed to perfect, or who shall have effectively withdrawn or lost, their rights to appraisal of such shares under Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable merger consideration set forth in Section 2.5(b), without any interest thereon, upon surrender, in the manner provided in Section 2.7, of the certificate or certificates that formerly evidenced such shares. The Company shall give Parent (i) prompt written notice of any assertions of appraisal rights or withdrawals of assertions of appraisal rights and any other instrument received by the Company in respect thereof and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL.

     2.7  Exchange of Certificates.  (a)  Upon the surrender to the Surviving
          ------------------------
Corporation of each certificate representing shares of Company Common Stock, the holder of such certificate shall be entitled to receive in exchange therefor the applicable number of shares (or applicable fraction of a share) of Parent Common Stock, and the applicable number of shares (or applicable fraction of a share) of Parent Series B Preferred Stock, set forth on Exhibit 4 hereto, and such surrendered certificate shall thereafter be marked as canceled.

          (b) Upon the surrender to the Surviving Corporation of each certificate representing shares of Company Preferred Stock, the holder of such certificate shall be entitled to receive in exchange therefor the applicable number of shares (or applicable fraction of a share) of Parent Common Stock, and the applicable number of shares (or applicable fraction of a share) of Parent Series B Preferred Stock, set forth on Exhibit 4 hereto, and such surrendered certificate shall thereafter be marked as canceled.

          (c) If any consideration is to be paid to a person other than the person in whose name the certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to the Surviving Corporation any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate so surrendered, or such person shall establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

          (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no transfers of any shares of Company Stock. If, after the Effective Time, certificates previously representing Company Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the applicable merger consideration, as provided in this Article II, subject to Section 262 of the DGCL with respect to appraisal rights.

          (e) The Company shall request each holder of Company Common Stock or Company Preferred Stock to tender all certificates representing shares of Company Common Stock or Company Preferred Stock held by such holder, and concurrently with the Merger, all such certificates shall be marked as canceled and surrendered to the Surviving Corporation.

     2.8  Options to Purchase Company Common Stock.  (a)  Each option to
          -----------------------------------------
purchase shares of Company Common Stock that is held by an Aurora Affiliate Optionee or William S. Wade immediately prior to the Effective Time shall be canceled at the Effective Time.

          (b) Options to purchase shares of Company Common Stock that are held by employees of the Company (except William S. Wade) immediately prior to the Effective Time shall be converted at the Effective Time into options to purchase shares of Parent Common Stock as follows:

          (i) Each unexercised option to purchase shares of Company Common Stock shall be converted into an option to purchase the number of shares (rounded to the nearest whole share) of Parent Common Stock equal to the quotient of
     (1) the product of (a) the aggregate number of shares of Company Common Stock subject to the option immediately prior to the Effective Time and (b) the purchase price per share payable upon exercise of the option immediately prior to the Effective Time divided by (2) $170 (such divisor being the "New Exercise Price").
                ------------------

          (ii) The purchase price per share of Parent Common Stock payable upon exercise of such option shall be the New Exercise Price.

          (iii) All other terms and conditions of such option (including the vesting and termination provisions thereof), as in effect immediately prior to the Effective Time, shall remain unchanged (without any acceleration of vesting), except that all references therein to the Company shall be deemed to be references to the Parent; provided, however, that with respect to options held by Company employees (other than the Specified Company Management Optionees), such options shall at the Effective Time (1) immediately become fully vested and exercisable and (2) provide for automatic termination upon the first anniversary of the Closing Date.

               III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
                     ----------------------------------------------

The Company represents and warrants to the Parent and Acquisition Sub as follows:

     3.1  Corporate Status.  The Company and each Company Subsidiary is a
          ----------------
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each of such corporations (i) has all requisite corporate power and authority to own, operate or lease all of its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to be so qualified, licensed or authorized could not result in a Company Material Adverse Effect; all such jurisdictions in which the Company or any Company Subsidiary is qualified to do business are set forth in Section 3.1 of the Disclosure Schedule. The Company has delivered to the Parent a true and complete copy of the certificate of incorporation and all amendments thereto of the Company and each Company Subsidiary and a true and complete copy of each such corporation's bylaws and all amendments thereto, each as in effect on the date hereof.

     3.2  Capitalization.  (a)  The Company's authorized and outstanding capital
          --------------
stock (including shares reserved for issuance upon the exercise of options granted under the Company Stock Option Plan, including the date of grant, exercise price, vesting schedule, date of termination and number of shares subject to each such option) is as set forth in Section 3.2(a) of the Disclosure Schedule. All of the Company's issued and outstanding capital stock is validly issued, fully paid and nonassessable. The issued and outstanding Company Stock constitutes all of the issued and outstanding capital stock of the Company. Except for the Company Securityholders Agreement and the options granted under the Company Stock Option Plan, there are no outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Other than the Company Securityholders Agreement and the Company Voting

Agreement, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Company Stock.

          (b) Section 3.2(b) of the Disclosure Schedule sets forth a true and complete list of all Company Subsidiaries, listing for each Company Subsidiary its name, its jurisdiction, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests. Other than the Company Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other similar entities in which the Company owns, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire the same. Other than the Company Subsidiaries, the Company is not a member of, and none of its business is conducted through, any partnership. All of the outstanding shares of each of the Company Subsidiaries are validly issued, fully paid and nonassessable. Except for pledges set forth in Section 3.2(b) of the Disclosure Schedule, (i) the Company owns directly or indirectly all of the outstanding shares of capital stock of each class of each Company Subsidiary free and clear of any Encumbrances, (ii) there are no outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or any interest in, any Company Subsidiary, (iii) no Company Subsidiary is a member of, and none of its business is conducted through, any partnership, and no Company Subsidiary is a participant in any joint venture or similar arrangement, and (iv) there are no voting trusts, stockholder arrangements, proxies or other arrangements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Company Subsidiary.

     3.3  Authority.  The execution, delivery and performance of this Agreement
          ---------
and all other agreements, instruments and documents to be delivered hereunder have been duly and validly authorized by the Board of Directors of the Company. The Company has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company, other than a vote of the stockholders of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

     3.4  No Conflict.  The consummation by the Company of the transactions
          -----------
contemplated by this Agreement and all other agreements, instruments and documents to be delivered hereunder will not, assuming the affirmative vote of the holders of the Company Common Stock in favor of the Merger, (a) violate, conflict with or result in the breach of any term or provision of the certificate of incorporation or bylaws (or similar organizational documents) of the Company or any of the Company Subsidiaries, (b) conflict with or violate, in any material respect, any Law or Governmental Order applicable to the Company or any

Company Subsidiary or any of their respective assets, properties or businesses, or (c) except as set forth in Section 3.4 of the Disclosure Schedule, conflict with or violate, result in the breach of any term or provision of, or constitute a default (or event that, with the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrances on any of the Company Stock or on any of the assets or properties of the Company or any Company Subsidiary pursuant to, any Company Material Contract except, with respect to each of clauses (a), (b) and (c) of this Section 3.4, for any such conflict, violation, breach, default or other event the occurrence or existence of which would not, individually or in the aggregate, result in a Company Material Adverse Effect.

     3.5  Financial Statements.  (a)  Attached hereto as Exhibit 4 are true and
          --------------------
complete copies of the consolidated balance sheets and related consolidated statements of operations and stockholders' equity and consolidated cash flows for the Company and the Company Subsidiaries for the period from July 28, 1998 (date of incorporation), to December 31, 1998, as audited by Ernst & Young LLP (the "Company Annual Statements"), and the unaudited consolidated balance sheets
      -------------------------
and related consolidated statements of operations for the six months ended June 30, 1999 (collectively, the "Company Interim Statements" and, together with
                             --------------------------
the Company Annual Statements, the "Company Financial Statements").  The June
                                    ----------------------------
30, 1999 balance sheet is referred to herein as the "Company Reference Balance
                                                     -------------------------
Sheet."
-----

          (b) Each of the Company Financial Statements (i) has been prepared based on the books and records of the Company and the Company Subsidiaries in accordance with GAAP and the Company's normal accounting practices, consistent with past practice and with each other, and present fairly, in all material respects, the consolidated financial condition, consolidated results of operations and consolidated statements of cash flow of the Company and the Company Subsidiaries as of the dates indicated or the periods indicated (except that the Company Financial Statements may not contain all the footnote disclosures required for GAAP financial statements) and (ii) contains and reflects all necessary adjustments (other than normal year-end adjustments in the case of the Company Interim Statements), accruals, provisions and allowances for a fair presentation of its financial condition and the results of its operations for the periods covered by such financial statement.

     3.6  Real Property.  (a) Section 3.6(a) of the Disclosure Schedule sets
          -------------
forth a list of all of the Company Real Property used in the Company Business or owned or leased by the Company or any Company Subsidiary, including:

          (i) with respect to the Company Owned Real Property, (1) the street address of each parcel of Company Owned Real Property, (2) the current owner of each such parcel of Company Owned Real Property, and (3) a brief and general statement on the current use of each such parcel of Company Owned Real Property; and

          (ii) with respect to the Company Leased Real Property, (1) the street address of each parcel of Company Leased Real Property, (2) the identity of the lessor and lessee of each such parcel of Company Leased Real Property, and

     (3) the term (referencing applicable renewal periods) and rental payment terms of the leases pertaining to each such parcel of Company Leased Real Property.

Except as otherwise set forth in Sections 3.6(a) and 3.7 of the Disclosure Schedule, the Company and each of the Company Subsidiaries has good and marketable title to all of the Company Owned Real Property owned by it, free and clear of all Encumbrances, except Permitted Encumbrances and except for other defects in title the existence of which would not, individually or in the aggregate, result in a Company Material Adverse Effect.

          (b) Except as otherwise set forth in Sections 3.6(b) and 3.7 of the Disclosure Schedule, all material Company Leased Real Property is held by the Company and the Company Subsidiaries under valid and outstanding leases or subleases which are in full force and effect and neither the Company nor any Company Subsidiary has received notice of any material breach or default, or cancellation or termination thereunder, or has knowledge of any condition, event or circumstance that, with notice or lapse of time or both, would constitute a material breach or default under such lease or sublease.

     3.7  Assets.  Except as disclosed in Section 3.7 of the Disclosure
          ------
Schedule, either the Company or a Company Subsidiary, as the case may be, owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Company Intellectual Property and the Company Real Property, used or intended to be used in the conduct of the Company Business or otherwise owned, leased or used by the Company or any Company Subsidiary and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company or any Company Subsidiary or in or relating to the conduct of the business that are material to the Parent Business, the Company or any of the Company Subsidiaries (all such properties, assets and contract rights being the "Company Assets"). Either the Company or a Company Subsidiary, as the
           --------------
case may be, has good and marketable title to or, in the case of leased or subleased Company Assets, valid and subsisting leasehold interests in, all the Company Assets, free and clear of all Encumbrances, except (i) as disclosed in
Section 3.7 of the Disclosure Schedule, (ii) for Permitted Encumbrances and
(iii) for any such defect in title or interest the existence of which would not, individually or in the aggregate, result in a Company Material Adverse Effect. Except for the Company Assets and other immaterial assets and properties (which either the Company or a Company Subsidiary owns or leases or has the legal right to use), there are no other material assets or properties necessary to conduct the Company Business as currently being conducted.

     3.8  Material Contracts.  (a)  Section 3.8(a) of the Disclosure Schedule
          ------------------
sets forth a true and complete list of all the Company Material Contracts. As used herein, "Company Material Contracts" means all of the following:
              --------------------------

          (i) each agreement or arrangement of the Company or any Company Subsidiary that requires the payment or incurrence of Liabilities, or the rendering of services, by the Company or any Company Subsidiary, subsequent to the date of this Agreement of more than $100,000;

           (ii) all contracts relating to, or evidences of, or guarantees of, or providing security for, Indebtedness or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

           (iii) all material license, sale, distribution, commission, marketing, agent, franchise, technical assistance or similar agreements relating to or providing for the marketing and/or sale of the products or services to which the Company or any Company Subsidiary is a party or by which any of them is otherwise bound;

           (iv) all acquisition, partnership, joint venture, teaming arrangements or other similar contracts, arrangements or agreements entered into by the Company since its formation;

           (v) each agreement, arrangement, contract, commitment or obligation of the Company restricting or otherwise affecting the ability of the Company to compete in the Company Business or otherwise in any jurisdiction;

           (vi)   all leases of Company Leased Real Property;

           (vii) all licenses or other agreements relating to the use of Company Intellectual Property, except for any of the foregoing related to the use of generally available computer software;

           (viii) all contracts, agreements and arrangements between (1) the Company or any Company Subsidiary and (2) any stockholder or Affiliate of the Company or any Affiliate of any stockholder of the Company; and

           (ix) all other existing agreements, not otherwise covered by clauses (i) through (viii) of this Section 3.8(a), the loss of which would result in a Company Material Adverse Effect.

           (b)    Except as disclosed in Section 3.8(b) of the Disclosure
     Schedule:

     (i) neither the Company or any Company Subsidiary party to any Company Material Contract nor, to the knowledge of the Company, any other party thereto, is in material breach thereof or material default thereunder or has given notice of material breach or material default to any other party thereunder;

     (ii) to the knowledge of the Company, there is no reasonable basis for any material claim against the Company or any of the Company Subsidiaries with respect to any Company Material Contract; and

     (iii) to the knowledge of the Company, each Company Material Contract is valid and binding on the respective parties thereto and is in full force and effect, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights and, except to the extent that any consents set forth in Section 3.14(b) of the Disclosure Schedule are not obtained, the consummation of the transactions contemplated by this Agreement shall not result in such Company Material Contract failing to continue in full force and effect without material penalty or other material adverse consequence.

     3.9    Intellectual Property.  Section 3.9 of the Disclosure Schedule sets
            ---------------------
forth a complete and correct list of each patent, patent application and docketed invention, and all items which either the Company or a Company Subsidiary claims as a trademark, trade name or copyright, and all trade name registrations or applications, copyright registrations or applications for copyright registration, and each license or licensing agreement for any of the foregoing to which either the Company or a Company Subsidiary is a party or by which either is bound. To the knowledge of the Company, neither the Company nor any Company Subsidiary infringes upon or unlawfully or wrongfully uses, in either such case in any material respect, any Company Intellectual Property owned or claimed by another Person. The Company or a Company Subsidiary either owns the entire right, title and interest in, to and under, or has a valid license to use, any and all Company Intellectual Property which is material to the conduct of the Company Business in the manner that the Company Business is currently being conducted.

     3.10   Litigation, Claims and Proceedings.  Except as set forth in Section
            ----------------------------------
3.10 of the Disclosure Schedule and except for any Actions or Governmental Orders that would not result in a Company Material Adverse Effect, there are no
(i) Actions that have been brought by or against any Governmental Authority or any other Person pending or, to the knowledge of the Company, threatened against or by the Company, any Company Subsidiary or the Company Business or which seeks to enjoin or rescind the transactions contemplated by this Agreement or (ii) existing Governmental Orders naming the Company or any of the Company Subsidiaries as an affected party.

     3.11   Environmental Compliance.  (a)  Except as disclosed in Section
            ------------------------
3.11(a) of the Disclosure Schedule and except for any licenses or permits the absence of which would not, individually or in the aggregate, result in a Company Material Adverse Effect, the Company and the Company Subsidiaries have obtained all licenses and permits of all Governmental Authorities that are required under any Environmental Law.

            (b) Except as set forth in Section 3.11(b) of the Disclosure Schedule and except for any non-compliance the existence of which would not, individually or in the aggregate, result in a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all terms and conditions of all permits and licenses of all Governmental Authorities (and all other Persons) required under all Environmental Laws that are used in the Company Business or that relate to the Company or any Company Subsidiary.

            (c) Except as set forth in Section 3.11(c) of the Disclosure Schedule and except for any Governmental Order or notice the existence of which would not, individually or in the aggregate, result in a Company Material Adverse Effect, the Company and the Company Subsidiaries have not received: (i) any Governmental Order arising under any Environmental Law from the operations of the Company or the Company Subsidiaries or (ii) any written notice alleging any violation of any Environmental Law by the Company or the Company Subsidiaries.

     3.12  Permits and Licenses.  Except as disclosed in Sections 3.11(a) and
           --------------------
3.12 of the Disclosure Schedule and except for any material governmental or other permits and licenses the absence of which would not, individually or in the aggregate, result in a Company Material Adverse Effect, the Company and the Company Subsidiaries have all governmental or other permits and licenses which are necessary to own and operate the Company Assets and to conduct the Company Business as it is presently being conducted, and neither the Company nor any of the Company Subsidiaries has received any outstanding or uncured notice alleging that any other governmental or other permits or licenses are required.

     3.13  Compliance with Law.  (a)  Except as disclosed in Section 3.13 of the
           -------------------
Disclosure Schedule and except for any non-compliance the existence of which would not, individually or in the aggregate, result in a Company Material Adverse Effect, the Company and the Company Subsidiaries are currently conducting the Company Business in accordance with all Laws and Governmental Orders applicable to the Company or any Company Subsidiary or any of the Company Assets or the Company Business. Except as disclosed in Section 3.13 of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has received any outstanding or uncured written notice alleging any default or violation of any Law or Governmental Order or has knowledge of any events or conditions which may constitute potential defaults or violations, except where any such default or violation referred to in this sentence would not, individually or in the aggregate, result in a Company Material Adverse Effect.

           (b) Section 3.13(b) of the Disclosure Schedule sets forth a brief description of each material Governmental Order applicable to the Company or any Company Subsidiary.

     3.14  Consents.  (a)  Except for the notification requirements of the HSR
           --------
Act, no action, approval, consent or authorization by, or any other order of, filing with or notification to any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is or will be necessary to make this Agreement or any of the agreements or instruments to be executed, delivered and performed pursuant hereto a legal, valid and binding obligation of the Company, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights, or to consummate the transactions contemplated hereunder.

           (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule, no action, approval, consent or authorization by, or any other order of, action by, filing with or notification to any Person party to any Company Material Contract (other than the Company or any Company Subsidiary), is or will be necessary to make this Agreement or any of the agreements or instruments to be executed, delivered and performed pursuant hereto a legal, valid and binding obligation of the Company, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights, or to consummate the transactions contemplated hereunder.

     3.15  Labor.  (a)  Section 3.15(a) of the Disclosure Schedule sets forth a
           -----
true and complete list of all employment, consulting, severance pay, continuation pay or other similar agreements (collectively, the "Company Employment Agreements" ) between the
                               -----------------------------
Company or a Company Subsidiary, on the one hand, and any current or former stockholder, officer, director, employee, consultant or Affiliate of the Company or a Company Subsidiary, on the other hand, that are currently in effect and under which the Company or any Company Subsidiary is obligated for an annual amount in excess of $75,000. Except as set forth on Section 3.15(a) of the Disclosure Schedule, there are no Company Employment Agreements or any other similar agreements to which the Company or any Company Subsidiary is a party under which the transactions contemplated by this Agreement (i) will require any payment by the Company, a Company Subsidiary, the Parent or the Surviving Corporation, or any consent or waiver from any other Person, or (ii) will result in any change in the nature of any rights under any such Company Employment Agreement or other similar agreement of any of the parties thereto.

           (b) Except as set forth on Section 3.15(b) of the Disclosure Schedule, no collective bargaining agreement exists that is binding on the Company or any Company Subsidiary and, except as set forth on Section 3.15(b) of the Disclosure Schedule , to the knowledge of the Company, (i) no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative and
(ii) no organizational effort is currently being made or threatened by or on behalf of any labor union to organize any employees of the Company or any Company Subsidiary.

           (c) Except as set forth in Section 3.15(c) of the Disclosure Schedule, and except for any of the foregoing the occurrence or existence of which would not, individually or in the aggregate, result in a Company Material Adverse Effect, (i) there is no labor strike, slow down or stoppage pending or, to the Company's knowledge, threatened against or directly affecting the Company or any Company Subsidiary, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of the Company, no claims therefor exist, and (iii) neither the Company nor any Company Subsidiary has received any notice of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Company or any Company Subsidiary.

     3.16  Employee Benefits.  (a)  Section 3.16(a) of the Disclosure Schedule
           -----------------
sets forth all Company Benefit Plans. With respect to each Company Benefit Plan that is intended to be qualified under Code Section 401(a), the Company has made available to the Parent copies of (i) all governing instruments and related agreements, (ii) the most recently filed Federal Form 5500 series and, if applicable, accountant's opinion, (iii) the most recent IRS determination letter and (iv) the most recently prepared financial statements of each Company Benefit Plan, if any.

           (b) Except as set forth in Section 3.16(b) of the Disclosure Schedule, neither the Company nor any Company Subsidiary sponsors or, within the last five years, has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Company Employee Pension Benefit Plan.

           (c) No individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Company Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

          (d) Each Company Benefit Plan has been maintained in all material respects, by its terms and in operation, in accordance with ERISA and the Code, and there has been no violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and each trust intended to be exempt under Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS, and since the date of each most recent determination, there has been no event, condition or circumstance that has adversely affected or will adversely affect such qualified status. Other than routine claims for benefits, there is no claim or proceeding pending or, to the knowledge of the Company, threatened by any Person or by the IRS, the United States Department of Labor or any other Governmental Authority against any such Company Benefit Plan or against the Company or any Company Subsidiary involving any such Company Benefit Plan .

          (e) Neither the Company nor any Company Subsidiary is obligated to provide health care benefits of any kind to its retired employees pursuant to any Company Employee Benefit Plan or any agreement or understanding, other than as required by applicable Law.

     3.17 Insurance.  Section 3.17 of the Disclosure Schedule sets forth a true
          ---------
and complete list of all material insurance policies in force with respect to the Company and the Company Subsidiaries. The Company has heretofore provided the Parent with a brief summary of the coverage and terms of each such policy.

     3.18 Intercompany Services.  Section 3.18 of the Disclosure Schedule sets
          ---------------------
forth a true and correct description of all material services provided within the last twelve months to the Company and the Company Subsidiaries by their respective Affiliates (other than the Company and the Company Subsidiaries) and by the Company and the Company Subsidiaries to their respective Affiliates (other than the Company and the Company Subsidiaries), and the charges assessed for all services provided during such time. Except as disclosed in Sections 3.8 or 3.18 of the Disclosure Schedule, there are no agreements (oral or written) between the Company or any of the Company Subsidiaries, on the one hand, and any Affiliate thereof (other than Affiliates that are the Company or any of the Company Subsidiaries), on the other hand.

     3.19 Taxes.  (a)  Except for returns for Taxes that are immaterial, all
          -----
tax returns and reports required to be filed on or before the Closing Date by the Company or the Company Subsidiaries (or any other corporation merged into or consolidated with the Company or the Company Subsidiaries) with respect to all Taxes have been or by the Closing Date will be duly and properly prepared and computed in all material respects and timely filed by the Company and the Company Subsidiaries (or any other corporation merged into or consolidated with the Company or the Company Subsidiaries), taking into account all extensions granted or filed with respect to such due dates. All Taxes shown to be due on such returns or reports by the Company and the Company Subsidiaries (or any other corporation merged into or consolidated with the Company or the Company Subsidiaries) have been, in all material respects, timely paid. All Taxes not yet due and payable by the Company and the Company Subsidiaries (or any other corporation merged into or consolidated with the Company or the Company Subsidiaries) have been, in all material respects, properly accrued on the books of account of the Company in accordance with GAAP. There are no known or, to the knowledge of the Company, proposed penalty, interest or deficiency assessments or pending audits relating to Taxes with respect to the Company and the Company Subsidiaries (or any other corporation merged into or consolidated with the Company or the Company Subsidiaries).

          (b) Neither the Company nor any Company Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any Company Subsidiary, in the payment of any "excess parachute payment" within the meaning of Code Section 280G.

     3.20 Undisclosed Liabilities. There are no Liabilities of the Company or
          -----------------------
any Company Subsidiary except:

          (a) those reflected or otherwise reserved against in the Company Reference Balance Sheet in amounts that have been established on a basis consistent with past practices of the Company and the Company Subsidiaries and in accordance with GAAP;

          (b) those arising subsequent to the date of the Company Reference Balance Sheet in the ordinary and usual course of business, consistent with past practice, none of which constitute or would constitute a violation or breach of any condition or covenant in this Agreement;

          (c) those Liabilities not required to be reflected on, or disclosed in the footnotes to, the financial statements of the Company under GAAP; and

          (d) those Liabilities not otherwise covered by Sections 3.20(a), 3.20(b) and 3.20(c) the existence of which would not, individually or in the aggregate, result in a Company Material Adverse Effect.

     3.21 Absence of Certain Changes; Conduct in the Ordinary Course.  Since
          ----------------------------------------------------------
the date of the Company Reference Balance Sheet, except as disclosed in Section
3.21 of the Disclosure Schedule, the business of the Company and the Company Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice, and there has not been:

          (a) any event, occurrence, state of circumstances or facts or change in the Company or the Company Subsidiaries that, individually or in the aggregate, has had or may have a Material Adverse Effect;

          (b) (i) any change in any Liabilities of the Company that either were or should have been reflected on the Company Reference Balance Sheet that has had or will have a Material Adverse Effect or (ii) any incurrence, assumption or guarantee of any indebtedness for borrowed money by the Company in connection with the Company Business or otherwise;

          (c) any (i) payment by the Company or any Company Subsidiary in respect of Indebtedness of the Company or any Company Subsidiary or in satisfaction of any Liabilities of the Company or any Company Subsidiary related to the Company Business, other than in the ordinary course of business, or the guarantee by the Company or any Company Subsidiary of the Indebtedness of any other Person or (ii) creation, assumption or sufferance of the existence of (whether by action or omission) any Encumbrances on any asset of the Company or any Company Subsidiary, other than Permitted Encumbrances;

          (d) any commitment made, or any Company Material Contract entered into, by the Company or any Company Subsidiary, or any amendment, termination, waiver or cancellation of any Company Material Contract by the Company or any Company Subsidiary, or any relinquishment by the Company or any Company Subsidiary of any rights under a Company Material Contract, or any relinquishment by the Company of any Company Subsidiary of any other right or debt owed to the Company or any Company Subsidiary, other than in each such case in the ordinary course of business consistent with past practice;

          (e) any (i) grant of any severance, continuation or termination pay to any stockholder, director, officer or employee of the Company or any Company Subsidiary or any Affiliate of any of the foregoing, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any stockholder, director, officer or employee of the Company or any Company Subsidiary or any Affiliate of any of the foregoing, (iii) increase in benefits payable or potentially payable under any continuation, severance or termination pay policy or employment agreement with any stockholder, director, officer or employee of the Company or any Company Subsidiary or any Affiliate of any of the foregoing, (iv) increase in salary, bonus or other compensation or benefits payable or potentially payable to stockholders, directors, officers or employees of the Company or any Company Subsidiary or any Affiliate of any of the foregoing, (v) change in the terms of any pension, insurance, health, bonus or other Company Benefit Plan, or (vi) representation by the Company or any Company Subsidiary to any employee or former employee of any of the foregoing that the Parent would assume, continue to maintain or implement any Benefit Plan after the Closing Date;

          (f) any loan to or guarantee or assumption of any loan or obligation on behalf of any stockholder, director, officer or employee of the Company or any Company Subsidiary or to any Affiliate of the Company or any Company Subsidiary, except travel advances and other reasonable business-related expenses occurring in the ordinary course of business;

          (g) any change by the Company or any Company Subsidiary in its accounting principles, methods or practices or in the manner in which it keeps its books and records or any change by the Company or any Company Subsidiary in its current practices with respect to sales, receivables, payables or accrued expenses;

          (h) any dividend, distribution, bonus or other payment by the Company or any Company Subsidiary to any officer, director, stockholder or other Affiliate of the Company or any Company Subsidiary;

          (i) the entering into of any contract or other arrangement between the Company or any Company Subsidiary and any officer, director, stockholder or other Affiliate of the Company or any Company Subsidiary;

          (j) any (i) single capital expenditure or commitment in excess of $100,000 for additions to property, plant, equipment or intangible capital assets or (ii) sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any asset or property having a value of $100,000 in the aggregate other than in the ordinary course of business;

          (k) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Company Subsidiary who were not subject to a collective bargaining agreement at the date of the Company Reference Balance Sheet, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any such employees; or

          (l) any payment, discharge or satisfaction of any Liabilities of the Company or any Company Subsidiary, other than payments, discharges or satisfactions in the ordinary course of business.

     3.22 Finder's Fee.  Except as set forth in Section 3.22 of the Disclosure
          ------------
Schedule, neither the Company nor any Company Subsidiary has incurred any liability to any party for any brokerage or finder's fee or agent's commission or the like in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Subsidiary, and the Company shall be solely responsible for any such fees and expenses.

     3.23 Post-Closing Acquisition Payments.  Except as set forth in Section
          ---------------------------------
3.23 of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any absolute, accrued or contingent and unpaid post-closing payment obligations under any contract or agreement pursuant to which the Company or any Company Subsidiary has directly or indirectly acquired the equity securities, assets or business of another Person.

    IV.  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION SUB.
         ----------------------------------------------------------------

     The Parent and Acquisition Sub represent and warrant to the Company as follows:

     4.1  Corporate Status.  The Parent and each Parent Subsidiary is a
          ----------------
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each of such corporations (i) has all requisite corporate power and authority to own, operate or lease all of its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly qualified to do business and is in good standing in each of the jurisdictions in which the ownership, operation or leasing of its properties and assets and the conduct of its business requires it to be so qualified, licensed or authorized, except where the failure to be so qualified, licensed or authorized could not result in a Parent Material Adverse Effect; all such jurisdictions in which the Parent or any Parent Subsidiary is qualified to do business are set forth in Section 4.1 of the Disclosure Schedule. The Parent has delivered to the Company a true and complete copy of the certificate of incorporation and all amendments thereto of the Parent and each Parent Subsidiary and a true and complete copy of each such corporation's bylaws and all amendments thereto, each as in effect on the date hereof.

     4.2  Capitalization.  (a)  The Parent's authorized and outstanding capital
          --------------
stock is as set forth in Section 4.2(a) of the Disclosure Schedule. All of the Parent's issued and outstanding capital stock is validly issued, fully paid and nonassessable. The issued and outstanding Parent Stock constitutes all of the issued and outstanding capital stock of the Parent. Except for the Parent Stockholders Agreement and restricted stock awards granted to certain employees, there are no outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of the Parent or obligating the Parent to issue or sell any shares of capital stock of, or any other interest in, the Parent. There are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of Parent Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Other than the Parent Stockholders Agreement and the Parent Voting Agreement, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Parent Stock.

          (b) Section 4.2(b) of the Disclosure Schedule sets forth a true and complete list of all Parent Subsidiaries, listing for each Parent Subsidiary its name, its jurisdiction, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests. Other than the Parent Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other similar entities in which the Parent owns, of record or beneficially, any direct or indirect equity or other similar interest or any right (contingent or otherwise) to acquire the same. Other than the Parent Subsidiaries, the Parent is not a member of, and none of its business is conducted through, any partnership. All of the outstanding shares of each of the Parent Subsidiaries are validly issued, fully paid and nonassessable. Except for pledges set forth in Section 4.2(b) of the Disclosure Schedule, (i) the Parent owns directly or indirectly all of the outstanding shares of capital stock of each class of each Parent Subsidiary free and clear of any Encumbrances, (ii) there are no outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of any Parent Subsidiary or obligating the Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or any interest in, any Parent Subsidiary,
(iii) no Parent Subsidiary is a member of, and none of its business is conducted through, any partnership, and no Parent Subsidiary is a participant in any joint venture or similar arrangement, and (iv) there are no voting trusts, stockholder arrangements, proxies or other arrangements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Parent Subsidiary.

     4.3  Authority.  The execution, delivery and performance of this Agreement
          ---------
and all other agreements, instruments and documents to be delivered hereunder have been duly and validly authorized by the Boards of Directors of the Parent and Acquisition Sub. The Parent and Acquisition Sub have all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent and Acquisition Sub and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Parent and Acquisition Sub. This Agreement has been duly executed and delivered by the Parent and Acquisition Sub, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of the Parent and Acquisition Sub enforceable against each of them in accordance with its terms, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

     4.4  No Conflict.  The consummation by the Parent and Acquisition Sub of
          -----------
the transactions contemplated by this Agreement and all other agreements, instruments and documents to be delivered hereunder will not (a) violate, conflict with or result in the breach of any term or provision of the certificate of incorporation or bylaws (or similar organizational documents) of the Parent or any of the Parent Subsidiaries, (b) conflict with or violate, in any material respect, any Law or Governmental Order applicable to the Parent or any Parent Subsidiary or any of their respective assets, properties or businesses, or (c) except as set forth in Section 4.4 of the Disclosure Schedule, conflict with or violate, result in the breach of any term or provision of, or constitute a default (or event that, with the giving of notice or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrances on any of the Parent Stock or on any of the assets or properties of the Parent or any Parent Subsidiary pursuant to, any Parent Material Contract except, with respect to each of clauses (a), (b) and (c) of this Section 4.4, for any such conflict, violation, breach, default or other event the occurrence or existence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect.

     4.5  Financial Statements.  (a)  Attached hereto as Exhibit 5 are true and
          --------------------
complete copies of the consolidated balance sheets and related consolidated statements of operations and stockholders' equity and consolidated cash flows for the Parent and the Parent Subsidiaries for the years ended December 31, 1998 and 1997, in each case as audited by PricewaterhouseCoopers LLP (collectively, the "Parent Annual Statements"), and the unaudited consolidated balance sheets
     ------------------------
and related consolidated statements of operations for the six months ended June 30, 1999 (collectively, the "Parent Interim Statements" and, together with the
                             -------------------------
the Parent Annual Statements, the "Parent Financial Statements"). The June 30,
                                   ---------------------------
1999 balance sheet is referred to herein as the "Parent Reference Balance
                                                 ------------------------
Sheet."
-----

          (b) Each of the Parent Financial Statements (i) has been prepared based on the books and records of the Parent and the Parent Subsidiaries in accordance with GAAP and the Parent's normal accounting practices, consistent with past practice and with each other, and present fairly, in all material respects, the consolidated financial condition, consolidated results of operations and consolidated statements of cash flow of the Parent and the Parent Subsidiaries as of the dates indicated or the periods indicated (except that the Parent Financial Statements may not contain all the footnote disclosures required for GAAP financial statements) and (ii) contains and reflects all necessary adjustments (other than normal year-end adjustments in the case of the Parent Interim Statements), accruals, provisions and allowances for a fair presentation of its financial condition and the results of its operations for the periods covered by such financial statement.

       4.6  Real Property.  (a) Section 4.6(a) of the Disclosure Schedule sets
            -------------
forth a list of all of the Parent Real Property used in the Parent Business or owned or leased by the Parent or any Parent Subsidiary, including:

       (i) with respect to the Parent Owned Real Property, (1) the street address of each parcel of Parent Owned Real Property, (2) the current owner of each such parcel of Parent Owned Real Property, and (3) a brief and general statement on the current use of each such parcel of Parent Owned Real Property; and

       (ii) with respect to the Parent Leased Real Property, (1) the street address of each parcel of Parent Leased Real Property, (2) the identity of the lessor and lessee of each such parcel of Parent Leased Real Property, and (3) the term (referencing applicable renewal periods) and rental payment terms of the leases pertaining to each such parcel of Parent Leased Real Property.

Except as otherwise set forth in Sections 4.6(a) and 4.7 of the Disclosure Schedule, the Parent and each of the Parent Subsidiaries has good and marketable title to all of the Parent Owned Real Property owned by it, free and clear of all Encumbrances, except Permitted Encumbrances and except for other defects in title the existence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect.

            (b) Except as otherwise set forth in Sections 4.6(b) and 4.7 of the Disclosure Schedule, all material Parent Leased Real Property is held by the Parent and the Parent Subsidiaries under valid and outstanding leases or subleases which are in full force and effect and neither the Parent nor any Parent Subsidiary has received notice of any material breach or default, or cancellation or termination thereunder, or has knowledge of any condition, event or circumstance that, with notice or lapse of time or both, would constitute a material breach or default under such lease or sublease.

       4.7  Assets.  Except as disclosed in Section 4.7 of the Disclosure
            ------
Schedule, either the Parent or a Parent Subsidiary, as the case may be, owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Parent Intellectual Property and the Parent Real Property, used or intended to be used in the conduct of the Parent Business or otherwise owned, leased or used by the Parent or any Parent Subsidiary and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Parent or any Parent Subsidiary or in or relating to the conduct of the business that are material to the Parent Business, the Parent or any of the Parent Subsidiaries (all such properties, assets and contract rights being the "Parent Assets"). Either the Parent or a Parent Subsidiary, as the case may be,
 -------------
has good and marketable title to or, in the case of leased or subleased Parent Assets, valid and subsisting leasehold interests in, all the Parent Assets, free and clear of all Encumbrances, except
(i) as disclosed in Section 4.7 of the Disclosure Schedule, (ii) for Permitted Encumbrances and (iii) for any such defect in title or interest the existence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect. Except for the Parent Assets and other immaterial assets and properties (which either the Parent or a Parent Subsidiary owns or leases or has the legal right to use), there are no other material assets or properties necessary to conduct the Parent Business as currently being conducted.

     4.8  Material Contracts.  (a)  Section 4.8(a) of the Disclosure Schedule
          ------------------
sets forth a true and complete list of all the Parent Material Contracts. As used herein, "Parent Material Contracts" means all of the following:
              -------------------------

               (i) each agreement or arrangement of the Parent or any Parent Subsidiary that requires the payment or incurrence of Liabilities, or the rendering of services, by the Parent or any Parent Subsidiary, subsequent to the date of this Agreement of more than $100,000;

               (ii) all contracts relating to, or evidences of, or guarantees of, or providing security for, Indebtedness or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

               (iii) all material license, sale, distribution, commission, marketing, agent, franchise, technical assistance or similar agreements relating to or providing for the marketing and/or sale of the products or services to which the Parent or any Parent Subsidiary is a party or by which any of them is otherwise bound;

               (iv) all acquisition, partnership, joint venture, teaming arrangements or other similar contracts, arrangements or agreements entered into by the Parent since its formation;

               (v) each agreement, arrangement, contract, commitment or obligation of the Parent restricting or otherwise affecting the ability of the Parent to compete in the Parent Business or otherwise in any jurisdiction;

               (vi)   all leases of Parent Leased Real Property;

               (vii) all licenses or other agreements relating to the use of Parent Intellectual Property, except for any of the foregoing related to the use of generally available computer software;

               (viii) all contracts, agreements and arrangements between (1) the Parent or any Parent Subsidiary and (2) any stockholder or Affiliate of the Parent or any Affiliate of any stockholder of the Parent; and

               (ix) all other existing agreements, not otherwise covered by clauses (i) through (viii) of this Section 4.8(a), the loss of which would result in a Parent Material Adverse Effect.

          (b)  Except as disclosed in Section 4.8(b) of the Disclosure Schedule:

               (i) neither the Parent or any Parent Subsidiary party to any Parent Material Contract nor, to the knowledge of the Parent, any other party thereto, is in material breach thereof or material default thereunder or has given notice of material breach or material default to any other party thereunder;

               (ii) to the knowledge of the Parent, there is no reasonable basis for any material claim against the Parent or any of the Parent Subsidiaries with respect to any Parent Material Contract; and

               (iii) to the knowledge of the Parent, each Parent Material Contract is valid and binding on the respective parties thereto and is in full force and effect, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights and, except to the extent that any consents set forth in Section 4.14(b) of the Disclosure Schedule are not obtained, the consummation of the transactions contemplated by this Agreement shall not result in such Parent Material Contract failing to continue in full force and effect without material penalty or other material adverse consequence.

     4.9  Intellectual Property.  Section 4.9 of the Disclosure Schedule sets
          ---------------------
forth a complete and correct list of each patent, patent application and docketed invention, and all items which either the Parent or a Parent Subsidiary claims as a trademark, trade name or copyright, and all trade name registrations or applications, copyright registrations or applications for copyright registration, and each license or licensing agreement for any of the foregoing to which either the Parent or a Parent Subsidiary is a party or by which either is bound. To the knowledge of the Parent, neither the Parent nor any Parent Subsidiary infringes upon or unlawfully or wrongfully uses, in either such case in any material respect, any Parent Intellectual Property owned or claimed by another Person. The Parent or a Parent Subsidiary either owns the entire right, title and interest in, to and under, or has a valid license to use, any and all Parent Intellectual Property which is material to the conduct of the Parent Business in the manner that the Parent Business is currently being conducted.

     4.10 Litigation, Claims and Proceedings.  Except as set forth in Section
          ----------------------------------
4.10 of the Disclosure Schedule and except for Actions or Governmental Orders that would not result in a Parent Material Adverse Effect, there are no (i) Actions that have been brought by or against any Governmental Authority or any other Person pending or, to the knowledge of the Parent, threatened against or by the Parent, any Parent Subsidiary or the Parent Business or which seeks to enjoin or rescind the transactions contemplated by this Agreement or (ii) existing Governmental Orders naming the Parent or any of the Parent Subsidiaries as an affected party.

     4.11 Environmental Compliance.  (a)  Except as disclosed in Section
          ------------------------
4.11(a) of the Disclosure Schedule and except for any licenses or permits the absence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect, the Parent and the

Parent Subsidiaries have obtained all licenses and permits of all Governmental Authorities that are required under any Environmental Law.

          (b) Except as set forth in Section 4.11(b) of the Disclosure Schedule and except for any non-compliance the existence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect, the Parent and the Parent Subsidiaries are in compliance with all terms and conditions of all permits and licenses of all Governmental Authorities (and all other Persons) required under all Environmental Laws that are used in the Parent Business or that relate to the Parent or any Parent Subsidiary.

          (c) Except as set forth in Section 4.11(c) of the Disclosure Schedule and except for any Governmental Order or notice the existence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect, the Parent and the Parent Subsidiaries have not received: (i) any Governmental Order arising under any Environmental Law from the operations of the Parent or the Parent Subsidiaries or (ii) any written notice alleging any violation of any Environmental Law by the Parent or the Parent Subsidiaries.

     4.12 Permits and Licenses.  Except as disclosed in Sections 4.11(a) and
          --------------------
4.12 of the Disclosure Schedule and except for any material governmental or other permits and licenses the absence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect, the Parent and the Parent Subsidiaries have all governmental or other permits and licenses which are necessary to own and operate the Parent Assets and to conduct the Parent Business as it is presently being conducted, and neither the Parent nor any of the Parent Subsidiaries has received any outstanding or uncured notice alleging that any other governmental or other permits or licenses are required.

     4.13 Compliance with Law.  (a)  Except as disclosed in Section 4.13 of the
          -------------------
Disclosure Schedule and except for any non-compliance the existence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect, the Parent and the Parent Subsidiaries are currently conducting the Parent Business in accordance with all Laws and Governmental Orders applicable to the Parent or any Parent Subsidiary or any of the Parent Assets or the Parent Business. Except as disclosed in Section 4.13 of the Disclosure Schedule, neither the Parent nor any of the Parent Subsidiaries has received any outstanding or uncured written notice alleging any default or violation of any Law or Governmental Order or has knowledge of any events or conditions which may constitute potential defaults or violations, except where any such default or violation referred to in this sentence would not, individually or in the aggregate, result in a Parent Material Adverse Effect.

          (b) Section 4.13(b) of the Disclosure Schedule sets forth a brief description of each material Governmental Order applicable to the Parent or any Parent Subsidiary.

     4.14 Consents.  (a)  Except for the notification requirements of the HSR
          --------
Act, no action, approval, consent or authorization by, or any other order of, filing with or notification to any governmental or quasi-governmental agency, commission, board, bureau or instrumentality is or will be necessary to make this Agreement or any of the agreements or instruments to be executed, delivered and performed pursuant hereto a legal, valid and binding obligation of the Parent and Acquisition Sub, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights, or to consummate the transactions contemplated hereunder.

          (b) Except as set forth in Section 4.14(b) of the Disclosure Schedule, no action, approval, consent or authorization by, or any other order of, action by, filing with or notification to any Person party to any Parent Material Contract (other than the Parent or any Parent Subsidiary), is or will be necessary to make this Agreement or any of the agreements or instruments to be executed, delivered and performed pursuant hereto a legal, valid and binding obligation of the Parent and Acquisition Sub, subject to general principles of equity and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights, or to consummate the transactions contemplated hereunder.

     4.15 Labor.  (a)  Section 4.15(a) of the Disclosure Schedule sets forth a
          -----
true and complete list of all employment, consulting, severance pay, continuation pay or other similar agreements (collectively, the "Parent
                                                                 ------
Employment Agreements") between the Parent or a Parent Subsidiary, on the one
---------------------
hand, and any current or former stockholder, officer, director, employee, consultant or Affiliate of the Parent or a Parent Subsidiary, on the other hand, that are currently in effect and under which the Parent or any Parent Subsidiary is obligated for an annual amount in excess of $75,000. Except as set forth on
Section 4.15(a) of the Disclosure Schedule, there are no Parent Employment Agreements or any other similar agreements to which the Parent or any Parent Subsidiary is a party under which the transactions contemplated by this Agreement (i) will require any payment by the Parent, a Parent Subsidiary, the Parent or the Surviving Corporation, or any consent or waiver from any other Person, or (ii) will result in any change in the nature of any rights under any such Parent Employment Agreement or other similar agreement of any of the parties thereto.

          (b) Except as set forth on Section 4.15(b) of the Disclosure Schedule, no collective bargaining agreement exists that is binding on the Parent or any Parent Subsidiary and, except as set forth on Section 4.15(b) of the Disclosure Schedule, to the knowledge of the Parent, (i) no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative and
(ii) no organizational effort is currently being made or threatened by or on behalf of any labor union to organize any employees of the Parent or any Parent Subsidiary.

          (c) Except as set forth on in Section 4.15(c) of the Disclosure Schedule, and except for any of the foregoing the occurrence or existence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect, (i) there is no labor strike, slow down or stoppage pending or, to the Parent's knowledge, threatened against or directly affecting the Parent or any Parent Subsidiary, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of the Parent, no claims therefor exist, and (iii) neither the Parent nor any Parent Subsidiary has received any notice of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Parent or any Parent Subsidiary.

     4.16 Employee Benefits.  (a)  Section 4.16(a) of the Disclosure Schedule
          -----------------
sets forth all Parent Benefit Plans. With respect to each Parent Benefit Plan that is intended to be qualified under Code Section 401(a), the Parent has made available to the Company copies of (i) all governing instruments and related agreements, (ii) the most recently filed Federal Form 5500 series and, if applicable, accountant's opinion, (iii) the most recent IRS determination letter and (iv) the most recently prepared financial statements of each Parent Benefit Plan, if any.

          (b) Except as set forth in Section 4.16(b) of the Disclosure Schedule, neither the Parent nor any Parent Subsidiary sponsors or, within the last five years, has sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Parent Employee Pension Benefit Plan.

          (c) No individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Parent Benefit Plan, including the right to receive any parachute payment, as defined in
Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

          (d) Each Parent Benefit Plan has been maintained in all material respects, by its terms and in operation, in accordance with ERISA and the Code, and there has been no violation of any reporting or disclosure requirement imposed by ERISA or the Code. Each Parent Benefit Plan intended to be qualified under Section 401(a) of the Code, and each trust intended to be exempt under
Section 501(a) of the Code, has been determined to be so qualified or exempt by the IRS, and since the date of each most recent determination, there has been no event, condition or circumstance that has adversely affected or will adversely affect such qualified status. Other than routine claims for benefits, there is no claim or proceeding pending or, to the knowledge of the Parent, threatened by any Person or by the IRS, the United States Department of Labor or any other Governmental Authority against any such Parent Benefit Plan or against the Parent or any Parent Subsidiary involving any such Parent Benefit Plan.

          (e) Neither the Parent nor any Parent Subsidiary is obligated to provide health care benefits of any kind to its retired employees pursuant to any Parent Employee Benefit Plan or any agreement or understanding, other than as required by applicable Law.

     4.17 Insurance.  Section 4.17 of the Disclosure Schedule sets forth a true
          ---------
and complete list of all material insurance policies in force with respect to the Parent and the Parent Subsidiaries. The Parent has heretofore provided the Company with a brief summary of the coverage and terms of each such policy.

     4.18 Intercompany Services.  Section 4.18 of the Disclosure Schedule sets
          ---------------------
forth a true and correct description of all material services provided within the last twelve months to the Parent and the Parent Subsidiaries by their respective Affiliates (other than the Parent and the Parent Subsidiaries) and by the Parent and the Parent Subsidiaries to their respective Affiliates (other than the Parent and the Parent Subsidiaries), and the charges assessed for all services provided during such time. Except as disclosed in Sections 4.8 or 4.18 of the Disclosure Schedule, there are no agreements (oral or written) between the Parent or any of the Parent

Subsidiaries, on the one hand, and any Affiliate thereof (other than Affiliates that are the Parent or any of the Parent Subsidiaries), on the other hand.

     4.19 Taxes.  (a)  Except for returns for Taxes that are immaterial, all tax
          -----
returns and reports required to be filed on or before the Closing Date by the Parent or the Parent Subsidiaries (or any other corporation merged into or consolidated with the Parent or the Parent Subsidiaries) with respect to all Taxes have been or by the Closing Date will be duly and properly prepared and computed in all material respects and timely filed by the Parent and the Parent Subsidiaries (or any other corporation merged into or consolidated with the Parent or the Parent Subsidiaries), taking into account all extensions granted or filed with respect to such due dates. All Taxes shown to be due on such returns or reports by the Parent and the Parent Subsidiaries (or any other corporation merged into or consolidated with the Parent or the Parent Subsidiaries) have been, in all material respects, timely paid. All Taxes not yet due and payable by the Parent and the Parent Subsidiaries (or any other corporation merged into or consolidated with the Parent or the Parent Subsidiaries) have been, in all material respects, properly accrued on the books of account of the Parent in accordance with GAAP. There are no known or, to the knowledge of the Parent, proposed penalty, interest or deficiency assessments or pending audits relating to Taxes with respect to the Parent and the Parent Subsidiaries (or any other corporation merged into or consolidated with the Parent or the Parent Subsidiaries).

          (b) Neither the Parent nor any Parent Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Parent or any Parent Subsidiary, in the payment of any "excess parachute payment" within the meaning of Code Section 280G.

     4.20 Undisclosed Liabilities. There are no Liabilities of the Parent or any
          -----------------------
Parent Subsidiary except:

          (a) those reflected or otherwise reserved against in the Parent Reference Balance Sheet in amounts that have been established on a basis consistent with past practices of the Parent and the Parent Subsidiaries and in accordance with GAAP;

          (b) those arising subsequent to the date of the Parent Reference Balance Sheet in the ordinary and usual course of business, consistent with past practice, none of which constitute or would constitute a violation or breach of any condition or covenant in this Agreement;

          (c) those Liabilities not required to be reflected on, or disclosed in the footnotes to, the financial statements of the Parent under GAAP; and

          (d) those Liabilities not otherwise covered by Sections 4.20(a), 4.20(b) and 4.20(c) the existence of which would not, individually or in the aggregate, result in a Parent Material Adverse Effect.

     4.21 Absence of Certain Changes; Conduct in the Ordinary Course.  Since the
          ----------------------------------------------------------
date of the Parent Reference Balance Sheet, except as disclosed in Section 4.21 of the Disclosure Schedule, the business of the Parent and the Parent Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice, and there has not been:

          (a) any event, occurrence, state of circumstances or facts or change in the Parent or the Parent Subsidiaries that, individually or in the aggregate, has had or may have a Material Adverse Effect;

          (b) (i) any change in any Liabilities of the Parent that either were or should have been reflected on the Parent Reference Balance Sheet that has had or will have a Material Adverse Effect or (ii) any incurrence, assumption or guarantee of any indebtedness for borrowed money by the Parent in connection with the Parent Business or otherwise;

          (c) any (i) payment by the Parent or any Parent Subsidiary in respect of Indebtedness of the Parent or any Parent Subsidiary or in satisfaction of any Liabilities of the Parent or any Parent Subsidiary related to the Parent Business, other than in the ordinary course of business, or the guarantee by the Parent or any Parent Subsidiary of the Indebtedness of any other Person or (ii) creation, assumption or sufferance of the existence of (whether by action or omission) any Encumbrances on any asset of the Parent or any Parent Subsidiary, other than Permitted Encumbrances;

          (d) any commitment made, or any Parent Material Contract entered into, by the Parent or any Parent Subsidiary, or any amendment, termination, waiver or cancellation of any Parent Material Contract by the Parent or any Parent Subsidiary, or any relinquishment by the Parent or any Parent Subsidiary of any rights under a Parent Material Contract, or any relinquishment by the Parent of any Parent Subsidiary of any other right or debt owed to the Parent or any Parent Subsidiary, other than in each such case in the ordinary course of business consistent with past practice;

          (e) any (i) grant of any severance, continuation or termination pay to any stockholder, director, officer or employee of the Parent or any Parent Subsidiary or any Affiliate of any of the foregoing, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any stockholder, director, officer or employee of the Parent or any Parent Subsidiary or any Affiliate of any of the foregoing, (iii) increase in benefits payable or potentially payable under any continuation, severance or termination pay policy or employment agreement with any stockholder, director, officer or employee of the Parent or any Parent Subsidiary or any Affiliate of any of the foregoing, (iv) increase in salary, bonus or other compensation or benefits payable or potentially payable to stockholders, directors, officers or employees of the Parent or any Parent Subsidiary or any Affiliate of any of the foregoing, or (v) change in the terms of any pension, insurance, health, bonus or other Parent Benefit Plan;

          (f) any loan to or guarantee or assumption of any loan or obligation on behalf of any stockholder, director, officer or employee of the Parent or any Parent Subsidiary or to any Affiliate of the Parent or any Parent Subsidiary, except travel advances and other reasonable business-related expenses occurring in the ordinary course of business;

          (g) any change by the Parent or any Parent Subsidiary in its accounting principles, methods or practices or in the manner in which it keeps its books and records or any change by the Parent or any Parent Subsidiary in its current practices with respect to sales, receivables, payables or accrued expenses;

          (h) any dividend, distribution, bonus or other payment by the Parent or any Parent Subsidiary to any officer, director, stockholder or other Affiliate of the Parent or any Parent Subsidiary;

          (i) the entering into of any contract or other arrangement between the Parent or any Parent Subsidiary and any officer, director, stockholder or other Affiliate of the Parent or any Parent Subsidiary;

          (j) any (i) single capital expenditure or commitment in excess of $100,000 for additions to property, plant, equipment or intangible capital assets or (ii) sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any asset or property having a value of $100,000 in the aggregate other than in the ordinary course of business;

          (k) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of the Parent or any Parent Subsidiary who were not subject to a collective bargaining agreement at the date of the Parent Reference Balance Sheet, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any such employees; or

          (l) any payment, discharge or satisfaction of any Liabilities of the Parent or any Parent Subsidiary, other than payments, discharges or satisfactions in the ordinary course of business.

     4.22 Finder's Fee.  Except as set forth in Section 4.22 of the Disclosure
          ------------
Schedule, neither the Parent nor any Parent Subsidiary has incurred any liability to any party for any brokerage or finder's fee or agent's commission or the like in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any Parent Subsidiary, and the Parent shall be solely responsible for any such fees and expenses.

     4.23 Post-Closing Acquisition Payments.  Except as set forth in Section
          ---------------------------------
4.23 of the Disclosure Schedule, neither the Parent nor any Parent Subsidiary has any absolute, accrued or contingent and unpaid post-closing payment obligations under any contract or agreement pursuant to which the Parent or any Parent Subsidiary has directly or indirectly acquired the equity securities, assets or business of another Person.

                V.   COVENANTS OF THE COMPANY PENDING CLOSING.
                     ----------------------------------------

     5.1  Conduct of Business Prior to Closing.  From the date hereof through
          ------------------------------------
the Closing, the Company shall, and shall cause each Company Subsidiary to, except as contemplated by this Agreement, or as consented to by the Parent in writing, operate their businesses in the ordinary course of business and in accordance with past practice and not take any action inconsistent with this Agreement or with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company shall not, and shall cause each Company Subsidiary not to, except as specifically contemplated by this Agreement or as consented to by the Parent in writing:

          (a) change or amend its articles or certificate of incorporation or bylaws;

          (b) enter into, extend, materially modify, terminate or renew any Company Material Contract, except in the ordinary course of business;

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets, or any interests therein, except in the ordinary course of business and except for asset dispositions for consideration of less than $25,000 in the aggregate. Without limiting the generality of the foregoing, the Company and each Company Subsidiary will produce, maintain and sell inventory consistent with its past practices;

          (d) guarantee the obligations of others or indemnify others or, except in the ordinary course of business, incur any other liability;

          (e)  (i)   take any action with respect to the grant of any bonus,
     severance or termination pay (otherwise than pursuant to policies or agreements of the Company or any Company Subsidiary in effect on the date hereof that are described in the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or benefits of any employee except in the ordinary course of business consistent with past practice or pay any benefit not required by any existing Company Benefit Plan;

               (ii) make any change in the key management structure, including, without limitation, the hiring of additional officers or the termination of existing officers;

               (iii) adopt, enter into or amend any Company Benefit Plan, except for any such amendment as may be required to comply with applicable Law; or

               (iv) fail to maintain in all material respects all Company Employee Benefit Plans in accordance with applicable Law;

          (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any Person;

          (g) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

          (h) fail to expend funds in accordance with budgeted capital expenditures or commitments;

          (i) willingly allow or permit to be done, any act by which any of the insurance policies listed in Section 3.17 of the Disclosure Schedule may be suspended, impaired or canceled;

          (j) (i) fail to pay its accounts payable in the ordinary course of business or other liabilities when due; or

               (ii) fail to collect its accounts receivable in the ordinary course of business;

          (k) fail to maintain its assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with past practice inoperable, worn-out or obsolete or destroyed assets;

          (l) make any loans or advances to any Person, except for expenses incurred by and advances made to an individual in the ordinary course of business;

          (m)  make any settlement or compromise with tax authorities;

          (n) fail to comply in all material respects with all Laws applicable to it, its assets and its business;

          (o) intentionally do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect;

          (p) issue, repurchase or redeem, or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

          (q) fail to use its reasonable best efforts to (i) retain its key employees and maintain its business so that such employees will remain available to it on and after the Closing Date, (ii) maintain existing relationships with material suppliers, customers and others having business dealings with it and (iii) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Closing Date; or

          (r) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 5.1.

     5.2  Access to Records and Properties.  (a)  From the date hereof until the
          --------------------------------
Closing Date or earlier termination of this Agreement, the Company will, and will cause each Company Subsidiary to:

               (i) provide the Parent and its officers, counsel and other representatives with reasonable access during normal business hours to the facilities of the Company and such Company Subsidiary, their principal personnel and representatives, and such books and records pertaining to the Company and such Company Subsidiary as the Parent may reasonably request, provided that the Parent agrees that such access will give due regard to minimizing interference with the operations, activities or employees of the Company and such Company Subsidiary and provided that such access and disclosure would not violate the terms of any agreement to which the Company or any such Company Subsidiary is bound or any applicable Law;

               (ii) furnish to the Parent and its representatives such additional financial and operating data and other information relating to the Company and each Company Subsidiary as may be reasonably requested, to the extent that such access and disclosure would not violate the terms of any agreement to which the Company or any such Company Subsidiary is bound or any applicable Law; and

               (iii) make reasonably available to the Parent for inspection and review all documents, or copies thereof, listed in the Disclosure Schedule, and all files, records and papers of any and all proceedings and matters listed in the Disclosure Schedule, except to the extent prohibited or restricted by Law or contract with a third party.

     5.3  No Solicitation or Negotiation.  The Company agrees that between the
          ------------------------------
date of this Agreement and the earlier of the Closing or the termination of this Agreement, neither the Company or the Company Subsidiaries nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or any Company Subsidiary or assets of the Company or any Company Subsidiary (other than any sale of assets to be sold in the ordinary course of business consistent with past practice) or (ii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or any Company Subsidiary, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Company shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications heretofore conducted with any Person with respect to any of the foregoing. The Company shall notify the Parent promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company agrees not to, and to cause each Company Subsidiary not to, without the prior written consent of the

Parent, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Company or any Company Subsidiary is a party.

                 VI.  COVENANTS OF THE PARENT PENDING CLOSING.
                      ---------------------------------------

     6.1  Conduct of Business Prior to Closing.  From the date hereof through
          -------------------------------------
the Closing, the Parent shall, and shall cause each Parent Subsidiary to, except as contemplated by this Agreement, or as consented to by the Company in writing, operate their businesses in the ordinary course of business and in accordance with past practice and not take any action inconsistent with this Agreement or with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Parent shall not, and shall cause each Parent Subsidiary not to, except as specifically contemplated by this Agreement or as consented to by the Company in writing:

          (a) except as provided in Sections 2.4(a), 7.5 and 7.6, change or amend its articles or certificate of incorporation or bylaws;

          (b) enter into, extend, materially modify, terminate or renew any Parent Material Contract, except in the ordinary course of business;

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets, or any interests therein, except in the ordinary course of business and except for asset dispositions for consideration of less than $25,000 in the aggregate. Without limiting the generality of the foregoing, the Parent and each Parent Subsidiary will produce, maintain and sell inventory consistent with its past practices;

          (d) guarantee the obligations of others or indemnify others or, except in the ordinary course of business, incur any other liability;

          (e)  (i)   take any action with respect to the grant of any bonus,
     severance or termination pay (otherwise than pursuant to policies or agreements of the Parent or any Parent Subsidiary in effect on the date hereof that are described in the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or benefits of any employee except in the ordinary course of business consistent with past practice or pay any benefit not required by any existing Parent Benefit Plan;

               (ii) make any change in the key management structure, including, without limitation, the hiring of additional officers or the termination of existing officers;

               (iii) adopt, enter into or amend any Parent Benefit Plan, except for any such amendment as may be required to comply with applicable Law and as provided in Section 7.7; or

               (iv) fail to maintain in all material respects all Parent Employee Benefit Plans in accordance with applicable Law;

          (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any Person;

          (g) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

          (h) fail to expend funds in accordance with budgeted capital expenditures or commitments;

          (i) willingly allow or permit to be done, any act by which any of the insurance policies listed in Section 4.17 of the Disclosure Schedule may be suspended, impaired or canceled;

          (j) (i) fail to pay its accounts payable in the ordinary course of business or other liabilities when due; or

               (ii) fail to collect its accounts receivable in the ordinary course of business;

          (k) fail to maintain its assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with past practice inoperable, worn-out or obsolete or destroyed assets;

          (l) make any loans or advances to any Person, except for expenses incurred by and advances made to an individual in the ordinary course of business;

          (m)  make any settlement or compromise with tax authorities;

          (n) fail to comply in all material respects with all Laws applicable to it, its assets and its business;

          (o) intentionally do any other act which would cause any representation or warranty of the Parent or Acquisition Sub in this Agreement to be or become untrue in any material respect;

          (p) except as provided in Sections 8.11 and 9.12, issue, repurchase or redeem, or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

          (q) fail to use its reasonable best efforts to (i) retain its key employees and maintain its business so that such employees will remain available to it on and after the Closing Date, (ii) maintain existing relationships with material suppliers, customers and others having business dealings with it and (iii) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Closing Date; or

          (r) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 6.1.

     6.2  Access to Records and Properties.  (a)  From the date hereof until the
          --------------------------------
Closing Date or earlier termination of this Agreement, the Parent will, and will cause each Parent Subsidiary to:

               (i) provide the Company and its officers, counsel and other representatives with reasonable access during normal business hours to the facilities of the Parent and such Parent Subsidiary, their principal personnel and representatives, and such books and records pertaining to the Parent and such Parent Subsidiary as the Company may reasonably request, provided that the Company agrees that such access will give due regard to minimizing interference with the operations, activities or employees of the Parent and such Parent Subsidiary and provided that such access and disclosure would not violate the terms of any agreement to which the Parent or any such Parent Subsidiary is bound or any applicable Law;

               (ii) furnish to the Company and its representatives such additional financial and operating data and other information relating to the Parent and each Parent Subsidiary as may be reasonably requested, to the extent that such access and disclosure would not violate the terms of any agreement to which the Parent or any such Parent Subsidiary is bound or any applicable Law; and

               (iii) make reasonably available to the Company for inspection and review all documents, or copies thereof, listed in the Disclosure Schedule, and all files, records and papers of any and all proceedings and matters listed in the Disclosure Schedule, except to the extent prohibited or restricted by Law or contract with a third party.

     6.3  No Solicitation or Negotiation.  The Parent agrees that between the
          ------------------------------
date of this Agreement and the earlier of the Closing or the termination of this Agreement, neither the Parent or the Parent Subsidiaries nor any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Parent or any Parent Subsidiary or assets of the Parent or any Parent Subsidiary (other than any sale of assets to be sold in the ordinary course of business consistent with past practice) or (ii) to enter into any other extraordinary business transaction involving or otherwise relating to the Parent or any Parent Subsidiary, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Parent shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications heretofore conducted with any Person with respect to any of the foregoing. The Parent shall notify the Company promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Company, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Parent agrees not to, and to cause each Parent Subsidiary not to, without the prior written consent of the Company, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Parent or any Parent Subsidiary is a party.


                   VII. ADDITIONAL COVENANTS AND AGREEMENTS.
                        -----------------------------------

     7.1  Consents.  (a) Each of the Company and the Parent shall, as promptly
          --------
as practicable, substantially comply with any request for additional information and documents pursuant to the HSR Act. Each of the Company and the Parent shall inform the other promptly of any communication made by or on behalf of such Party to, or received from, the United States Federal Trade Commission (the "FTC") or the United States Department of Justice (the "DOJ") and shall furnish
 ---                                                    ---
to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing, submission or other act that is necessary or advisable under the HSR Act. The Company and the Parent shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ and shall comply promptly with any such inquiry or request. Each of the Company and the Parent shall use commercially reasonable efforts to promptly obtain any clearance under the HSR Act required for the consummation of the transactions contemplated hereby.

          (b) The Parties shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority (excluding the actions and filings described in Section 7.1(a)) is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Material Contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the Parties shall furnish information required in connection therewith and timely seek to obtain any such actions, consents, approvals or waivers.

          (c) (i) The Company shall obtain (1) the duly executed written consents of each of the Aurora Affiliate Optionees and each of the Specified Company Management Optionees to the cancellation at the Effective Time, as provided in Section 2.8(a), of their options to purchase shares of Company Common Stock, (2) a duly executed written waiver from each employee of the Company (except a Specified Company Management Optionee) who holds options to purchase shares of Company Common Stock, waiving any acceleration of vesting of the exercisability of such options that would otherwise occur as a result of the Company's execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (3) a duly executed written waiver from each holder of Company Preferred Stock, waiving such holder's redemption rights under Section 7(b) of the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Company Preferred Stock that would otherwise apply upon consummation of the Merger, and (ii) the Parent shall obtain a duly executed written waiver from each employee of the Parent who holds shares of Company Stock that are subject to a risk of forfeiture and restrictions or transfer, waiving any acceleration of the termination of such risk and restrictions that would otherwise occur as a result of the Parent's execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     7.2  Public Announcements.  On and after the date hereof and through the
          --------------------
Closing Date, the Company, the Parent and Acquisition Sub shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby, and none of the Parties shall issue any press release or make any public statement prior to obtaining the other Parties' approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by law or any listing agreement of any Party.

     7.3  Further Action.  Each of the Parties shall use all commercially
          --------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper and advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     7.4  Indemnity.  For a period of six years following the Effective Time,
          ---------
the Parent shall indemnify, defend and hold harmless to the fullest extent permitted under applicable Law each Person who is now or has been an officer, director, employee or agent of the Company or any Company Subsidiary, including, without limitation, each Person controlling any of the foregoing Persons (individually, an "Indemnified Individual" and, collectively, the "Indemnified
                   ----------------------                          -----------
Individuals"), against all losses, claims, damages, liabilities, costs or
-----------
expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually incurred by the Indemnified Individual in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions (other than illegal acts or acts of fraud), or alleged acts or omissions (other than illegal acts or acts of fraud), by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time; provided, however, that no indemnification shall be made to any Indemnified Individual to the extent it is determined by a court of competent jurisdiction (and such determination is no longer subject to appeal or further review) that such Indemnified Individual did not, with the respect to the matter subject to indemnification hereunder, act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company (or any Company Subsidiary). In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) the Parent
                                                      ------
shall pay the reasonable fees and expenses of counsel selected by the Indemnified Individual, which counsel shall be reasonably acceptable to the Parent, in advance of the final disposition of any such Action to the full extent and under all circumstances permitted by the DGCL, as in effect on the date hereof, upon receipt of any undertaking required by applicable Law, and
(ii) the Parent will direct the defense of any such matter; provided, however, that the Parent shall not be obligated pursuant to this Section 7.4 to pay the fees and disbursements of more than one counsel for all Indemnified Individuals in any single Action, except to the extent that, in the opinion of counsel for the Indemnified Individuals, two or more of such Indemnified Individuals have conflicting interests in the outcome of such Action. The provisions of this
Section 7.4 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Individual and his or her heirs and legal representatives and shall be in addition to any other rights an Indemnified Individual may have under the certificate of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under the DGCL or otherwise.

     7.5  Amendment to Parent Certificate of Incorporation.  Immediately prior
          ------------------------------------------------
to the Effective Time, the Parent shall file with the office of the Secretary of State of the State of Delaware (a) an amendment to its certificate of incorporation, increasing its authorized capital stock to 75,000,000 shares (of which 25,000,000 shares will be Parent Common Stock and 50,000,000 shares will be preferred stock) and prohibiting the redemption or repurchase of Parent Series A Preferred Stock or Parent Series B Preferred Stock other than collectively on a pro rata basis and (b) certificates of designation in the forms attached hereto as Exhibit 6, Exhibit 7 and Exhibit 8, respectively, for the Parent Series B Preferred Stock, the Parent Series C Special Voting Preferred Stock and the Parent Series D Special Voting Preferred Stock.

     7.6  Amendment and Restatement of Parent Bylaws.  The Parent shall amend
          ------------------------------------------
and restate its bylaws, effective at the Effective Time, as set forth in Exhibit 9 hereto.

     7.7  Post-Closing Parent Stock Option Plan.  The Parent shall adopt,
          -------------------------------------
effective at the Effective Time, a stock option plan in the form attached hereto as Exhibit 10.

     7.8  Parent Management Services Agreement.  At the Closing, the Parent, the
          ------------------------------------
Brentwood Funds Affiliate and the Aurora Funds Affiliate shall execute and deliver a Management Services Agreement in the form attached hereto as Exhibit 11 (the "Parent Management Services Agreement").
         ------------------------------------

     7.9  Merger Transaction Fees.  At the Closing, the Parent shall pay to each
          -----------------------
of the Brentwood Funds Affiliate and the Aurora Funds Affiliate a fee (the "Merger Transaction Fee") equal to 0.75 percent of the cash value of the
 ----------------------
aggregate consideration to be received by the stockholders of the Company (including debt to be assumed by the Parent) pursuant to the Merger.

     7.10 Amended Company Employment Agreement.  The employment agreement
          ------------------------------------
between the Company and Todd A. Dunn shall be amended, effective at the Effective Time, as set forth on Exhibit 12 hereto, (such employment agreement, as so amended, being hereinafter referred to as the "Amended Dunn Employment
                                                     -----------------------
Agreement").
---------

     7.11 Credit Facilities.  At the Closing, the Parent (a) shall pay off all
          -----------------
outstanding Indebtedness of the Company under the Credit Agreement dated as of August 7, 1998, by and among Quality Distribution Service Partners, Inc., as Borrower, the lenders from time to time parties thereto, Heller Financial, Inc., as Administrative Agent, Bank of America, NT&SA, as Syndication Agent, BankBoston, N.A. and The Chase Manhattan Bank, as amended (the "Company Credit
                                                                --------------
Facility"), and (b) effective at the Effective Time, shall establish with a bank
--------
or other financial institution senior secured credit facilities in an aggregate amount of up to $200,000,000, including a term loan facility in the aggregate principal amount of $75,000,000 and a revolving credit facility in the amount of $125,000,000 (the "Parent Credit Facilities"), substantially in accordance with
                   ------------------------
the terms set forth in the term sheet attached hereto as Exhibit 13.

     7.12 Company Attorneys' Fees and Expenses.  At the Closing, the Parent
          ------------------------------------
shall pay the reasonable fees and expenses of Gibson, Dunn & Crutcher LLP, counsel for the Company, for services rendered in connection with this Agreement and the transactions contemplated hereby.

     7.13 Director and Officer Liability Insurance.  For the purposes of
          ----------------------------------------
director and officer liability insurance coverage from and after the Closing,
(a) directors of the Parent and Parent Subsidiaries (including, for the purposes of this Section 7.14, the Company and Company Subsidiaries) who shall have been nominated for election as such by the Aurora Funds (i) shall be covered exclusively by the director and officer liability insurance maintained by Aurora Capital Group for the benefit of directors and officers of its portfolio companies (the "Aurora D&O Insurance") and (ii) shall not be deemed to be
                --------------------
covered by, or entitled to any benefits under, the director and officer liability insurance maintained by the Brentwood Funds Affiliate for the benefit of directors and officers of its portfolio companies (the "Brentwood D&O
                                                           -------------
Insurance"), and (b) directors of the Parent and Parent Subsidiaries (including,
---------
for the purposes of this Section 7.14, the Company and Company Subsidiaries) who shall have been nominated for election as such by the Brentwood Funds (i) shall be covered exclusively by the Brentwood D&O Insurance and (ii) shall not be deemed to be covered by, or entitled to any benefits under, the Aurora D&O Insurance.

     7.14 Post-Closing Parent Contribution of Company Stock.  Immediately
          -------------------------------------------------
following the consummation of the Merger, Parent will contribute all of the then-outstanding shares of the Company's common stock to HDA Parts System, Inc., a wholly-owned subsidiary of the Parent.

       VIII. CONDITIONS TO OBLIGATIONS OF THE PARENT AND ACQUISITION SUB
             -----------------------------------------------------------

The obligations of the Parent and Acquisition Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of each of the following conditions by the Company on or before the Closing Date, unless waived by the Parent and Acquisition Sub:

     8.1  Legality of Merger.  No action shall have been taken and no Law shall
          ------------------
have been enacted by any Governmental Authority that makes the consummation of the Merger illegal.

     8.2  Continuation and Truth of Representations and Warranties.  The
          --------------------------------------------------------
representations and warranties of the Company contained in this Agreement or in any certificate or document delivered to the Parent or Acquisition Sub pursuant hereto shall be true and correct in all material respects on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties made as of another date, which shall be true and correct in all material respects as of such specific date). The Company shall deliver a duly executed certificate of an appropriate officer thereof relating to such representations and warranties, as well as to the covenants made herein by the Company, as provided in Section 8.3.

     8.3  Fulfillment of Covenants.  The Company shall have performed in all
          ------------------------
material respects all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by it prior to the Closing Date.

     8.4  Certified Resolutions.  The Parent and Acquisition Sub shall have
          ---------------------
received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board of Directors and the stockholders of the Company, evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     8.5  Documents.  (a)  All documents and instruments of transfer delivered
          ---------
to the Parent and Acquisition Sub at the Closing shall be in form and substance reasonably satisfactory to the Parent and Acquisition Sub and their counsel and shall be legally sufficient to consummate the Merger.

          (b) The Parent and Acquisition Sub shall have received a copy of (i) the articles or certificate of incorporation, as amended (or similar organizational documents), of the Company and each Company Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than 10 days before the Closing Date, and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date and stating that no amendments have been made to such articles or certificate of incorporation (or similar organizational documents) since such date, and (ii) the bylaws (or similar organizational documents) of the Company and of each Company Subsidiary, certified by the Secretary or Assistant Secretary of each such entity.

          (c) The Parent and Acquisition Sub shall have received good standing certificates for the Company and each Company Subsidiary from the secretary of state of the jurisdiction in which each such entity is incorporated or organized and from the secretary of state in each other jurisdiction in which the Company or any Company Subsidiary is qualified to do business as a foreign corporation, in each case dated as of a date not earlier than 10 days before the Closing Date.

     8.6  Consents and Approvals.  The Company shall have obtained and delivered
          ----------------------
to the Parent and Acquisition Sub, in form and substance reasonably satisfactory to the Parent and Acquisition Sub, all consents and approvals of all Governmental Authorities, all third party consents identified in Section 3.14 of the Disclosure Schedule and the consents and waivers described in Section 7.1(c)(i) and all applicable waiting and notice periods shall have expired.

     8.7  Opinion of Counsel to the Company.  The Parent and Acquisition Sub
          ---------------------------------
shall have been furnished with an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated as of the Closing Date, that is reasonably satisfactory to the Parent and Acquisition Sub and their counsel.

     8.8  HSR Act Waiting Periods. The waiting periods under the HSR Act
          -----------------------
applicable to the Merger contemplated hereby shall have expired or otherwise been terminated.

     8.9  No Material Adverse Effect.  No event or events shall have occurred
          --------------------------
that, individually or in the aggregate, have had a Company Material Adverse Effect.

     8.10 Termination of Certain Agreements.  The Management Services Agreement
          ---------------------------------
dated as of July 31, 1998, by and between Quality Distribution Services Partners, Inc. and Aurora Management Partners LLC, as amended, and the Company Securityholders Agreement shall have been terminated (except for any indemnification obligations in either of such agreements, which shall by their terms survive).

     8.11 Pre-Merger Capital Investment by Aurora Funds.  The Aurora Funds shall
          ---------------------------------------------
have purchased shares of Parent Common Stock and shares of Parent Series B Preferred Stock, and one share of Parent Series C Special Voting Preferred Stock, pursuant to the Aurora Subscription Agreement.

     8.12 Amended and Restated Parent Stockholders Agreement.  The holders of
          --------------------------------------------------
100 percent of the total combined voting power of the outstanding capital stock of the Parent (after giving effect to the transactions contemplated by this Agreement) shall have executed and delivered the Amended and Restated Stockholders Agreement, effective at the Effective Time, in the form attached hereto as Exhibit 14 (the "Amended and Restated Parent Stockholders Agreement").
                           --------------------------------------------------

     8.13 Resignation of Company Directors and Officers.  The directors and
          ---------------------------------------------
officers of the Company shall have submitted their respective resignations as such directors and officers, effective immediately prior to the Effective Time.

     8.14 Election of Company Directors and Officers.  The individuals
          ------------------------------------------
identified on Exhibit 3 hereto shall have been elected as the directors and officers of the Company, effective immediately prior to the Effective time, as set forth opposite their respective names on Exhibit 3 hereto.

     8.15 Recapitalization Accounting.  The Parent shall have received from
          ---------------------------
PricewaterhouseCoopers LLP, independent auditors of the Parent, assurances in form and substance reasonably acceptable to the Parent to the effect that the recapitalization accounting previously utilized by the Parent will not be affected by the Merger.

     8.16 Parent Management Services Agreement.  The Parent Management Services
          ------------------------------------
Agreement shall have been executed and delivered by the Aurora Funds Affiliate.

     8.17 Amended Company Employment Agreements.  The Amended Company Employment
          -------------------------------------
Agreements shall have been executed and delivered by the respective parties thereto.

     8.18 Parent Credit Facilities.  The Parent shall have established,
          ------------------------
effective at the Effective Time, the Parent Credit Facilities.

     8.19 Requisite Consents.  HDA Parts System, Inc., an Alabama corporation
          ------------------
and a wholly owned subsidiary of the Parent ("HDA"), shall have received
                                              ---
consents (the "Requisite
               ---------
consents") that are not revoked from registered holders as of the close of
--------
business on August 20, 1999 of at least 66 2/3% in principal amount of its 12% Senior Subordinated Notes due 2005 (the "Notes") outstanding and not owned by
                                         -----
HDA or an affiliate of HDA to an amendment (the "Proposed Amendment") to the
                                                 ------------------
provisions of the Indenture, dated as of July 31, 1998, as amended and supplemented to the date of this Agreement, among HDA, the several guarantors party thereto and U.S. Trust Company of California, N.A., as trustee, governing the Notes pursuant to the Consent Solicitation Statement, dated September 1999 (as the same may be amended or supplemented, the "Consent Solicitation
                                                  --------------------
Statement"), and the related Consent Letter (the "Consent Letter").
---------                                         --------------

                 IX.  CONDITIONS TO OBLIGATIONS OF THE COMPANY
                      ----------------------------------------

     The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of each of the following conditions by the Parent and Acquisition Sub on or before the Closing Date, unless waived by the Company:

     9.1  Legality of Merger.  No action shall have been taken and no Law shall
          -------------------
have been enacted by any Governmental Authority that makes the consummation of the Merger illegal.

     9.2  Continuation and Truth of Representations and Warranties.  The
          --------------------------------------------------------
representations and warranties of the Parent and Acquisition Sub contained in this Agreement or in any certificate or document delivered to the Company pursuant hereto shall be true and correct in all material respects on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties made as of another date, which shall be true and correct in all material respects as of such specific date). The Parent and Acquisition Sub shall each deliver a certificate of an appropriate officer thereof relating to such representations and warranties, as well as to the covenants made herein by the Parent and Acquisition Sub, as provided in Section 9.3.

     9.3  Fulfillment of Covenants.  The Parent and Acquisition Sub shall have
          ------------------------
performed in all material respects all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them prior to the Closing Date.

     9.4  Certified Resolutions.  The Company shall have received a true and
          ---------------------
complete copy, certified by the Secretary or an Assistant Secretary of each of the Parent and Acquisition Sub, of the resolutions duly and validly adopted by the Boards of Directors of the Parent and Acquisition Sub, as the case may be, and the stockholders of Acquisition Sub, evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     9.5  Documents.  (a)  All documents and instruments of transfer delivered
          ---------
to the Company at the Closing shall be in form and substance reasonably satisfactory to the Company and its counsel and shall be legally sufficient to consummate the Merger.

          (b) The Company shall have received a copy of (i) the articles or certificate of incorporation, as amended (or similar organizational documents), of the Parent and each Parent Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than 10 days before the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date and stating that no amendments have been made to such articles or certificate of incorporation (or similar organizational documents) since such date, and (ii) the by-laws (or similar organizational documents) of the Parent and of each Parent Subsidiary, certified by the Secretary or Assistant Secretary of each such entity.

          (c) The Company shall have received good standing certificates for the Parent and each Parent Subsidiary from the secretary of state of the jurisdiction in which each such entity is incorporated or organized and from the secretary of state in each other jurisdiction in which the Parent or any Parent Subsidiary is qualified to do business as a foreign corporation, in each case dated as of a date not earlier than 10 days before the Closing Date.

     9.6  Consents and Approvals.  The Parent and Acquisition Sub shall have
          ----------------------
obtained and delivered to the Company, in form and substance reasonably satisfactory to the Company, all consents and approvals of all Governmental Authorities and all third party consents identified in Section 4.14 of the Disclosure Schedule and the waivers described in Section 7.1(c)(ii) and all applicable waiting and notice periods shall have expired.

     9.7  Opinion of Counsel to the Parent and Acquisition Sub.  The Company
          ----------------------------------------------------
shall have been furnished with an opinion of Jones, Day, Reavis & Pogue, counsel for the Parent and Acquisition Sub, dated as of the Closing Date, that is reasonably satisfactory to the Company and its counsel.

     9.8  HSR Act Waiting Periods. The waiting periods under the HSR Act
          -----------------------
applicable to the Merger contemplated hereby shall have expired or otherwise been terminated.

     9.9  No Material Adverse Effect.  No event or events shall have occurred
          --------------------------
that, individually or in the aggregate, have had a Parent Material Adverse
Effect.

     9.10 Termination of Certain Agreements.  The Corporate Development and
          ---------------------------------
Administrative Services Agreement dated as of May 28, 1998, by and between City Truck & Trailer Parts, Inc. and Brentwood Private Equity LLC, as amended, shall have been terminated (except for any indemnification obligations in such agreement, which shall by their terms survive).

     9.11 Tax Opinion.   The Company shall have received from Gibson, Dunn &
          -----------
Crutcher LLP, counsel for the Company, assurances in form and substance reasonably acceptable to the Company to the effect that (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code;
(ii) the Parent and the Company are each parties to such reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by the Parent, Acquisition Sub, the Company or the stockholders of the Parent or the Company as a result of the Merger. In rendering such opinion, Gibson, Dunn & Crutcher LLP shall be entitled to receive and rely upon representations of fact contained in certificates of officers of the Parent and the Company and their respective stockholders, which shall be in form and substance satisfactory to such counsel.

     9.12 Pre-Merger Capital Investment by Brentwood Funds.  The Brentwood Funds
          ------------------------------------------------
shall have purchased additional shares of Parent Common Stock and shares of Parent Series B Preferred Stock, and one share of Parent Series D Special Voting Preferred Stock, pursuant to the Brentwood Subscription Agreement.

     9.13 Amended and Restated Parent Stockholders Agreement.  The holders of
          --------------------------------------------------
100 percent of the total combined voting power of the outstanding capital stock of the Parent (after giving effect to the transactions contemplated by this Agreement) shall have executed and delivered the Amended and Restated Parent Stockholders Agreement, effective at the Effective Time.

     9.14 Election of Parent Directors.  The individuals identified on Exhibit
          ----------------------------
15 hereto shall have been elected as directors of the Parent, effective at the Effective Time.

     9.15 Recapitalization Accounting.  The Parent shall have received from
          ---------------------------
PricewaterhouseCoopers LLP, independent auditors of the Parent, assurances in form and substance reasonably acceptable to the Company to the effect that the recapitalization accounting previously utilized by the Parent will not be affected by the Merger.

     9.16 Merger Transaction Fee.  The Aurora Funds Affiliate shall have been
          ----------------------
paid the Merger Transaction Fee by the Parent.

     9.17 Parent Management Services Agreement.  The Parent Management Services
          ------------------------------------
Agreement shall have been executed and delivered by the Parent and the Brentwood Funds Affiliate.

     9.18 Credit Facilities.  The Parent shall have paid off all outstanding
          -----------------
Indebtedness of the Company under the Company Credit Facility and, effective at the Effective Time, shall have established the Parent Credit Facilities.

     9.19 Company Attorneys' Fees and Expenses.  The Parent shall have paid the
          ------------------------------------
reasonable fees and expenses of Gibson, Dunn & Crutcher LLP, counsel for the Company, for services rendered in connection with this Agreement and the transactions contemplated hereby.

     9.20 Requisite Consents .  HDA shall have received the Requisite Consents
          -------------------
to the Proposed Amendment pursuant to the Consent Solicitation Statement and the Consent Letter.

                   X.   TERMINATION; EFFECT OF TERMINATION.
                        ----------------------------------

     10.1 Termination.  Notwithstanding anything to the contrary set forth
          -----------
herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (a) by mutual written consent of the Company, the Parent and Acquisition Sub; or

          (b) subject to Sections 10.1(d) and 10.1(e) hereof, by either the Parent or Acquisition Sub, on the one hand, or the Company, on the other hand, if the transactions contemplated hereby are not consummated on or before 45 days after the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose willful failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

          (c) by either the Parent or Acquisition Sub, on the one hand, or the Company, on the other hand, in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d) by the Parent or Acquisition Sub if, between the date hereof and time scheduled for the Closing: (i) an event or condition occurs that has resulted in a Company Material Adverse Effect, (ii) any representation or warranty of the Company contained in this Agreement shall not have been true and correct in all material respects when made, such misrepresentation or breach of warranty remains uncured in any material respect 30 days after written notice thereof to the Company and such breach, when taken together with all other misrepresentations or breaches of warranty, would give Parent and Acquisition Sub grounds not to close under Section 8.2 hereof, or (iii) the Company shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement, such non-compliance shall not have been cured in all material respects within 30 days after written notice thereof to the Company and such non-compliance, when taken together with all other incidences of non-compliance, would give Parent and Acquisition Sub grounds not to close under Section 8.3 hereof; provided that, if any thirty-day period described in this Section 10.1(d) commences within 15 days before the date provided under Section 10.1(b), then by notice to the Parent and Acquisition Sub the Company may (except in the case of any willful misrepresentation or breach by the Company) extend the date provided under Section 10.1(b) by 15 days.

          (e) by the Company if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in a Parent Material Adverse Effect, (ii) any representation or warranty of the Parent or Acquisition Sub contained in this Agreement shall not have been true and correct in all material respects when made and such misrepresentation or breach of warranty remains uncured in any material respect 30 days after written notice thereof to the Parent or Acquisition Sub, as the case may be, or (iii) the Parent or Acquisition Sub shall not have complied in all material respects with any covenant or agreement to be complied with by it and contained in this Agreement and such breach shall not have been cured in all material respects within 30 days after written notice thereof to the Parent or Acquisition Sub, as the case may be;

     provided that, if any thirty-day period described in this Section 10.1(e) commences within 15 days before the date provided under Section 10.1(b), then by notice to the Company the Parent and Acquisition Sub may (except in the case of any willful misrepresentation or breach by the Parent or Acquisition Sub) extend the date provided under Section 10.1(b) by 15 days.

     10.2 Effect of Termination.  (a)  If this Agreement is terminated pursuant
          ---------------------
to Section 10.1, this Agreement shall forthwith become void and of no further force and effect, except as provided in Section 10.2(b), and none of the Parties (nor any of their respective Affiliates, directors, shareholders, officers, employees, agents, consultants, attorneys-in-fact or other representatives or any Affiliate, director, officer, stockholder, partner (limited or general), employees, agents, consultants, attorneys-in-fact or other representatives thereof) shall have any liability in respect of such termination; provided, however, that nothing in this Section 10.2(a) shall relieve any Party from liability for any willful or intentional breach of this Agreement.

          (b) Except as otherwise specifically provided herein, the Parties shall bear their respective expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of counsel, actuaries and accountants.

          XI.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIABILITY.
               -----------------------------------------------------

     11.1 SUBJECT TO THE FOLLOWING SENTENCE, THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COVENANTS AND AGREEMENTS OF THE COMPANY MADE IN, OR IN CONNECTION WITH, THIS AGREEMENT SHALL NOT SURVIVE THE CLOSING AND NO CLAIMS MAY BE ASSERTED OR MAINTAINED THEREAFTER BASED UPON ANY BREACH OR ALLEGED BREACH OF ANY SUCH REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS. NOTWITHSTANDING THE FOREGOING, THE COVENANTS AND AGREEMENTS OF ALL PARTIES MADE IN ARTICLE TWO AND SECTIONS 7.3 AND 7.4 THAT BY THEIR TERMS CONTEMPLATE COMPLIANCE OR PERFORMANCE AT OR AFTER THE CLOSING DATE SHALL SURVIVE THE CLOSING UNTIL THE EXPIRATION OF THE APPLICABLE STATUTE OF LIMITATIONS OR, IN THE CASE OF SECTION 7.4, UNTIL SIX YEARS AFTER THE EFFECTIVE TIME.

     11.2 NEITHER THE AFFILIATES, DIRECTORS, STOCKHOLDERS, OFFICERS, EMPLOYEES, AGENTS, CONSULTANTS, ATTORNEYS-IN-FACT OR OTHER REPRESENTATIVES OF THE PARTIES HERETO, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, STOCKHOLDERS, PARTNERS (LIMITED OR GENERAL), EMPLOYEES, AGENTS, CONSULTANTS, ATTORNEYS-IN-FACT OR OTHER REPRESENTATIVES, SHALL HAVE ANY LIABILITY WHATSOEVER, WHETHER IN TORT OR OTHERWISE, IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY CERTIFICATE, OPINION OR STATEMENT GIVEN OR MADE BY ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                              XII. MISCELLANEOUS
                                   -------------

     12.1 Assignability. This Agreement shall not be assignable by any Party
          -------------
without the express written consent of the other Parties except for assignments to Subsidiaries or Affiliates of the Parties, provided that any such assignment or assignments shall not relieve the assigning Party of any obligation or liability under this Agreement.

     12.2 Binding Effect. This Agreement shall be binding upon, inure to the
          --------------
benefit of, and be enforceable by the successors and permitted assigns of the Parties.

     12.3 Notices. All notices or other communications required or permitted to
          -------
be given hereunder shall be (as elected by the Party giving such notice): (i) personally delivered against receipt to the Party to whom it is to be given with copies to all others listed, or (ii) transmitted by postage prepaid certified mail, return receipt requested, as follows:

          (a)  If to the Company prior to Closing:

                    QDSP Holdings, Inc.
                    One Pierce Place, Suite 295E
                    Itasca, Illinois 60143
                    Telecopier:  (630) 467-0250
                    Attn:  Chief Executive Officer

               with a copy to:

                    Bruce D. Meyer
                    Gibson, Dunn & Crutcher LLP
                    333 South Grand Avenue
                    Los Angeles, California  90071
                    Telecopier:  (213) 229-7520

          (b)  If to the Parent or Acquisition Sub:

                    City Truck Holdings, Inc.
                    520 Lake Cook Road, Suite 100
                    Deerfield, Illinois  60015
                    Telecopier:  (847) 444-1096
                    Attn: Chief Executive Officer
               with a copy to:

                    Timothy J. Melton
                    Jones, Day, Reavis & Pogue
                    77 West Wacker
                    Chicago, Illinois 60601
                    Telecopier: (312) 782-8585

All notices and other communications shall be deemed to have been duly given on
(i) the date of receipt if delivered personally, or (ii) the day of delivery as indicated on the return receipt if delivered by mail. Any Party hereto may change its address for purposes hereof by notice to all other Parties.

     12.4  Counterparts. This Agreement may be executed simultaneously in two or
           ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute and be the same instrument.

     12.5  Disclosure Schedule and Exhibits. The Disclosure Schedule and all
           --------------------------------
Exhibits attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in the Disclosure Schedule or any Exhibits shall be deemed to refer to this entire Agreement, including the Disclosure Schedule and all Exhibits. Any item included in one section of the Disclosure Schedule shall be deemed included on each other section of the Disclosure Schedule.

     12.6  Governing Law and Forum. This Agreement shall in all respects be
           -----------------------
interpreted, construed, and governed by and in accordance with the laws of the State of Delaware, disregarding any conflict of laws provisions which may require the application of the law of another jurisdiction.

     12.7  Headings. The headings and subheadings hereof are inserted for
           --------
convenience of reference only and shall not affect the interpretation of this Agreement.

     12.8  Amendment. This Agreement may be amended only in a writing signed by
           ---------
all Parties.

     12.9  Entire Agreement.  This Agreement constitutes the entire agreement of
           ----------------
the Parties with respect to the Merger and, except for the Confidentiality Agreement, supersedes all previous agreements, understandings or discussions with respect to the subject matter hereof. Other than as specifically set forth herein, no representations or warranties have been made by any Party to any other Party or any of such other Party's Affiliates, directors, officers, stockholders, employees, agents, consultants, attorneys-in-fact or other representatives.

     12.10 Waivers. Any waiver of rights hereunder must be set forth in
           -------
writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive any Party's rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

     12.11 Third Party Rights.  Except as set forth in Section 7.4, the
           ------------------
provisions of this Agreement are intended for the sole benefit of the Company, the Parent and Acquisition Sub and, where the context so indicates, their respective Subsidiaries and Affiliates, and shall not inure to the benefit of any other Person (other than permitted assigns of the Parties) either as a third party beneficiary or otherwise.

     12.12 Severability. If and to the extent that any court of competent
           ------------
jurisdiction holds any provisions (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

     12.13 Arbitration.  (a) Any dispute or difference between or among the
           -----------
Parties (each of such Parties being referred to individually as a "Disputing
                                                                   ---------
Party," and all such Parties being referred to as the "Disputing Parties")
-----                                                  -----------------
arising out of this Agreement or the transactions contemplated hereby, which the Disputing Parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided. Any Disputing Party may request the American Arbitration Association (the "AAA") to designate one arbitrator, who
                                       ---
shall be qualified as an arbitrator under the standards of the AAA, who shall be a retired or former judge of any appellate or trial court of the State of Delaware or the State of California, any United States appellate court or the United States District Court for the District of Delaware or any California District, who is, in any such case, not affiliated with any party in interest to such arbitration, and who has substantial professional experience with regard to corporate legal matters.

           (b) The arbitrator shall consider the dispute at issue in Wilmington, Delaware, or Los Angeles, California, at a mutually agreed upon time within 60 days (or such longer period as may be acceptable to the Disputing Parties or as directed by the arbitrator) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by the Disputing Party, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the Disputing Parties) and shall include an opportunity for the Disputing Parties to conduct discovery in advance of the proceeding. Notwithstanding the foregoing, the Disputing Parties shall agree that they will attempt, and they intend that they and the arbitrator should use its best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within 120 days from the date of selection of the arbitrator; provided, however, that the arbitrator shall be entitled to extend such 120-day period for a total of two 120-day periods. The arbitrator shall deliver a written award with respect to the dispute to each of the Disputing Parties, who shall promptly act in accordance therewith. Each of the Parties agrees that any award of the arbitrator shall be final, conclusive and binding and that it will not contest any action by any other Party in accordance with an award of the arbitrator. It is specifically understood and agreed that any Party may enforce any award rendered pursuant to the arbitration provisions of this Section 12.13 by bringing suit in any court of competent jurisdiction.

           (c) All costs and expenses attributable to the arbitrator shall be allocated among the Disputing Parties in such manner as the arbitrator shall determine to be appropriate under the circumstances.

     12.14 Knowledge.  (a) Whenever used in this Agreement, "to the knowledge
           ---------
of the Company" shall mean the actual knowledge of any of the individuals who are directors or officers of the Company on the date of this Agreement.

           (b) Whenever used in this Agreement, "to the knowledge of the Parent [and/or] Acquisition Sub" shall mean the actual knowledge of any of the individuals who are directors or officers of the Parent on the date of this Agreement.

     IN WITNESS WHEREOF, the duly authorized officers or representatives of the Parties have duly executed this Agreement on the date first written above.

                              QDSP HOLDINGS, INC., a Delaware corporation

                              By:___________________________________
                              Name:
                              Title:

                              CITY TRUCK HOLDINGS, INC., a Delaware corporation

                              By:___________________________________
                              Name:
                              Title:


                              FLEETPRIDE ACQUISITION CORPORATION, a Delaware corporation

                              By:___________________________________
                              Name:
                              Title: